                                                                  EXECUTION COPY

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                   THIRD AMENDED AND RESTATED CREDIT AGREEMENT

                          dated as of October 20, 2004,
    (as amended by the First Amendment to Third Amended and Restated Credit
                     Agreement dated as of March 17, 2005,
       and as further amended by the Second Amendment to Third Amended and
      Restated Credit Agreement dated as of August 25, 2005)

                                  by and among

                             SUBURBAN PROPANE, L.P.,
                                  as Borrower,

                         the Lenders referred to herein,

                      WACHOVIA BANK, NATIONAL ASSOCIATION,
                            as Administrative Agent,
                     Swingline Lender and an Issuing Lender,

      BANK OF AMERICA, N.A. (successor by merger to Fleet National Bank), as Syndication Agent,

                             CALYON NEW YORK BRANCH,
                   as Syndication Agent and an Issuing Lender,

                                 CITIBANK, FSB,
                             as Documentation Agent,

                                       and

                               NATIONAL CITY BANK,
                             as Documentation Agent

                          WACHOVIA CAPITAL MARKETS, LLC
                   as Sole Lead Arranger and Sole Book Manager

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                                TABLE OF CONTENTS


     SECTION 4.13    Nature of Obligations of Lenders Regarding Extensions of Credit; Assumption by the

                                        i

                                       ii


                                       iii

EXHIBITS
--------

Exhibit A-1       -      Form of Revolving Credit Note
Exhibit A-2       -      Form of Term Note
Exhibit B         -      Form of Notice of Borrowing
Exhibit C         -      Form of Notice of Account Designation
Exhibit D         -      Form of Notice of Prepayment
Exhibit E         -      Form of Notice of Conversion/Continuation
Exhibit F         -      Form of Officer's Compliance Certificate
Exhibit G         -      Form of Assignment and Assumption
Exhibit H         -      Form of Guaranty Agreement

SCHEDULES
---------

Schedule 1.1(b)   -      Existing Letters of Credit
Schedule 6.1(a)   -      Jurisdictions of Organization and Qualification
Schedule 6.1(b)   -      Subsidiaries and Capitalization
Schedule 6.1(m)   -      Defaults
Schedule 6.1(n)   -      Employee Relations
Schedule 6.1(u)   -      Indebtedness and Contingent Obligations
Schedule 8.16     -      Commodity Hedging Policy
Schedule 10.2     -      Existing Liens

                                       iv

     THIRD AMENDED AND RESTATED CREDIT AGREEMENT, dated as of October 20, 2004
(the "Initial Credit Agreement"), as amended by the First Amendment to Third
Amended and Restated Credit Agreement (the "First Amendment") dated as of March
17, 2005, and as further amended by the Second Amendment to Third Amended and
Restated Credit Agreement (the "Second Amendment") dated as of August 25, 2005, by and among SUBURBAN PROPANE, L.P., a limited partnership organized under the laws of Delaware (the "Borrower"), the Lenders who are or may become a party hereto, in their capacity as Lenders (the "Initial Lenders") and in such other capacities as reflected on the signature pages hereto and WACHOVIA BANK,
NATIONAL ASSOCIATION, as Administrative Agent.

                              STATEMENT OF PURPOSE

     Pursuant to the Second Amended and Restated Credit Agreement dated as of
May 8, 2003 (as amended, the "Original Credit Agreement"), by and among the
Borrower, the lenders party thereto (the "Original Lenders") and the
Administrative Agent, the Original Lenders extended certain credit facilities to the Borrower pursuant to the terms thereof.

     Pursuant to the Initial Credit Agreement, the Lenders amended and restated
the Original Credit Agreement.

     Pursuant to the First Amendment, the Lenders amended the Initial Credit
Agreement as of the First Amendment Effective Date to (a) provide a term loan facility in the amount of $125,000,000, (b) permit the prepayment of the Senior
Notes and all Refinancing Notes, and (c) make such other related amendments necessary for such purposes.

     Pursuant to the Second Amendment, the Borrower requested that the Lenders agree to further amend the Initial Credit Agreement as of the Second Amendment
Effective Date to (a) eliminate the Stand-Alone L/C Facility (as defined in the
Initial Credit Agreement), (b) increase the Revolving Credit Commitment to
$175,000,000, (c) extend the Revolving Credit Termination Date to match the Term
Loan Termination Date and (d) make such other related amendments necessary for such purposes and, subject to the terms and conditions hereof and in the Second
Amendment, the Administrative Agent and the Lenders have agreed to do so.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     SECTION 1.1 Definitions. The following terms when used in this Agreement shall have the meanings assigned to them below:

     "Administrative Agent" means Wachovia in its capacity as Administrative
Agent hereunder, and any successor thereto appointed pursuant to Section 12.6.

     "Administrative Agent's Office" means the office of the Administrative
Agent specified in or determined in accordance with the provisions of Section
13.1.

     "Affiliate" means, with respect to any Person, any other Person (other than a Subsidiary) which directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first
Person or any of its Subsidiaries. The term "control" means the possession, directly or indirectly, of any other power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

     "Aggregate Commitment" means the aggregate amount of the Lenders'
Commitments hereunder, as such amount may be modified at any time or from time to time pursuant to the terms hereof. On the Second Amendment Effective Date, the Aggregate Commitment shall be Three Hundred Million Dollars ($300,000,000).

     "Agreement" means this Third Amended and Restated Credit Agreement, as amended by the First Amendment, the Second Amendment and as further amended, restated, supplemented or otherwise modified from time to time.

     "Applicable Law" means all applicable provisions of constitutions, statutes, laws, ordinances, rules, treaties, regulations, permits, licenses, approvals, interpretations and orders of all Governmental Authorities and all orders and decrees of all courts and arbitrators.

     "Applicable Margin" means, for purposes of calculating (a) the Base Rate and LIBOR Rate for purposes of Section 4.7(a) and (b) the facility fee on the
Revolving Credit Facility for purposes of Section 4.9(a), the corresponding percentage per annum as set forth below determined by reference to the Leverage
Ratio as of the end of the fiscal quarter immediately preceding the delivery of the applicable Officer's Compliance Certificate as follows:

                                        2



                                           REVOLVING CREDIT                    TERM LOAN
------------------------------------------------------------------------------------------------------------------
                                        LIBOR RATE +     BASE RATE +    LIBOR RATE +     BASE RATE +    REVOLVING
  LEVEL         LEVERAGE RATIO              (%)             (%)             (%)             (%)          CREDIT
                                                                                                        FACILITY
                                                                                                          FEE
                                                                                                          (%)
------------------------------------------------------------------------------------------------------------------

    I      Greater  than or equal to       2.000           1.000           2.500           1.500          0.500
           4.25 to 1.00
------------------------------------------------------------------------------------------------------------------
   II      Greater than or equal to        1.750           0.750           2.250           1.250          0.500
           3.75 to 1.00, but less
           than 4.25 to 1.00
------------------------------------------------------------------------------------------------------------------
   III     Greater  than or equal to       1.625           0.625           2.000           1.000          0.375
           3.25 to  1.00,  but  less
           than 3.75 to 1.00
------------------------------------------------------------------------------------------------------------------
   IV      Greater  than or equal to       1.375           0.375           1.750           0.750          0.375
           2.75 to  1.00,  but  less
           than 3.25 to 1.00
------------------------------------------------------------------------------------------------------------------
    V      Less than 2.75 to 1.00          1.250           0.250           1.625           0.625          0.375
------------------------------------------------------------------------------------------------------------------


Adjustments, if any, in the Applicable Margin shall be made by the
Administrative Agent on the third (3rd) Business Day after receipt by the
Administrative Agent of quarterly financial statements for the Borrower and its
Subsidiaries and the accompanying Officer's Compliance Certificate setting forth the Leverage Ratio of the Borrower and its Subsidiaries as of the most recent fiscal quarter end. Subject to Section 4.7(c), in the event the Borrower fails to deliver such financial statements and certificate within the time required by
Section 7.2, the Applicable Margin shall be the highest Applicable Margin set forth above until the delivery of such financial statements and Officer's
Compliance Certificate.

     "Application" means an application, in the form specified by the Issuing
Lender from time to time, requesting the Issuing Lender to issue a Letter of
Credit.

     "Assignment and Assumption" means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 13.10), and accepted by the Administrative Agent, in substantially the form of Exhibit G or any other form approved by the
Administrative Agent.

     "Available Cash" means, with respect to any fiscal quarter of the Borrower:

     (a) the sum of the following, without duplication, (i) all cash and cash equivalents of the Borrower and its Subsidiaries on hand at the end of such quarter, (ii) all additional cash and cash equivalents of the Borrower and its
Subsidiaries on hand on the date of determination of Available Cash with respect to such quarter resulting from borrowings hereunder subsequent to

                                        3

the end of such quarter and (iii) the amount of the Revolving Credit Commitment available to be borrowed hereunder on the date of determination of Available
Cash, less

     (b) the amount of cash reserves that is necessary or appropriate in the reasonable discretion of the Board of Supervisors of the Borrower to (i) provide for the proper conduct of the business of the Borrower and its Subsidiaries
(including reserves for future capital expenditures) subsequent to such quarter,
(ii) comply with Applicable Law or any loan agreement (including, but not limited to, this Agreement), security agreement, mortgage, debt instrument or other agreement or obligation to which the Borrower or any Subsidiary is a party or by which it is bound or its assets are subject and which is permitted by the terms hereof or (iii) provide funds for distributions to partners of the Parent and the General Partner in respect of any one or more of the next succeeding four fiscal quarters; provided that the Board of Supervisors shall not establish cash reserves pursuant to clause (iii) if the effect of such reserves would be that the Parent is unable to distribute the Minimum Quarterly Distribution on the Common Units with respect to such quarter; and provided, further, that disbursements made or cash reserves established, increased or reduced after the end of such quarter but on or before the date of determination of Available Cash with respect to such quarter shall be deemed to have been made, established, increased or reduced, for purposes of determining Available Cash, within such quarter if the Board of Supervisors of the Borrower so determines.

     In addition, without limitation or duplication of the foregoing, Available
Cash for any fiscal quarter shall reflect reserves equal to (A) 50% of the interest projected to be paid on any Loans outstanding or projected to be outstanding hereunder in the next succeeding fiscal quarter and (B) beginning with a date three fiscal quarters before a scheduled principal payment date on the Loans, 25% of the aggregate principal amount thereof due on any such payment date in the third succeeding fiscal quarter, 50% of the aggregate principal amount due on any such quarterly payment date in the second succeeding fiscal quarter and 75% of the aggregate principal amount due on any quarterly payment date in the next succeeding fiscal quarter and (C) the aggregate amount deemed not to constitute Designated Net Proceeds pursuant to the further proviso contained in the definition of "Designated Net Proceeds". The foregoing reserves for amounts to be paid at any time shall be reduced by the amount of the Blocked
Portion then in effect.

     "Base Rate" means, at any time, the higher of (a) the Prime Rate or (b) the
Federal Funds Rate plus 1/2 of 1%; each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate or the Federal Funds Rate.

     "Base Rate Loan" means any Loan bearing interest at a rate based upon the
Base Rate as provided in Section 4.7(a).

     "Blocked Portion" has the meaning assigned thereto in Section 2.1(b).

     "Board of Supervisors" means, with respect to the Parent or the Borrower, as the case may be, such Board of Supervisors as defined in the Parent
Partnership Agreement or the Borrower Partnership Agreement, as applicable.

     "Borrower" has the meaning assigned thereto in the introductory paragraph hereto.

                                        4

     "Borrower Partnership Agreement" means the Second Amended and Restated
Agreement of Limited Partnership of the Borrower, dated as of May 26, 1999, as it may be amended, supplemented or otherwise modified from time to time pursuant to the terms hereof.

     "Business" means the businesses of the Borrower and its Subsidiaries.

     "Business Day" means (a) for all purposes other than as set forth in clause
(b) below, any day other than a Saturday, Sunday or legal holiday on which banks in Charlotte, North Carolina and New York, New York, are open for the conduct of their commercial banking business, and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, any LIBOR Rate Loan, any day that is a Business Day described in clause (a) and that is also a day for trading by and between banks in Dollar deposits in the
London interbank market.

     "Capital Asset" means, with respect to the Borrower and its Subsidiaries, any asset that should, in accordance with GAAP, be classified and accounted for as a capital asset on a Consolidated balance sheet of the Borrower and its
Subsidiaries.

     "Capital Lease" means, with respect to the Borrower and its Subsidiaries, any lease of any property that should, in accordance with GAAP, be classified and accounted for as a capital lease on a Consolidated balance sheet of the
Borrower and its Subsidiaries.

     "Capital Stock" means, with respect to any Person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, any limited or general partnership interest and any limited liability company membership interest.

     "Change in Law" means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental
Authority or (c) the making or issuance of any request, guideline or directive
(whether or not having the force of law) by any Governmental Authority.

     "Change in Ownership" means the occurrence, at any time prior to the later of the Revolving Credit Termination Date or the Term Loan Termination Date, of
any of the following events: (a) any Person or group of Persons, other than those Persons owning Capital Stock of the General Partner on the Closing Date,
shall acquire, directly or indirectly, (i) more than 50% of the outstanding
Capital Stock of the General Partner entitled to vote in the election or removal of the members of the Board of Supervisors or (ii) outstanding Capital Stock of the General Partner entitled to more than 50% of the assets of the General
Partner upon the dissolution or liquidation thereof, (b) the General Partner shall fail to own directly or indirectly, beneficially and of record, 100% of the general partner interests in each of the Parent and the Borrower, (c) a majority of the seats (excluding vacant seats) on the Board of Supervisors of the Parent or the Borrower should at any time after the Closing Date be occupied by Persons who were not nominated by the General Partner, by a majority of the
Board of Supervisors of the Parent or the Borrower or by Persons so nominated or
(d) a change in control with respect to the General Partner, the Parent,

                                        5

or the Borrower (or similar event, however denominated) should occur under and as defined in any indenture or agreement in respect of Indebtedness in an aggregate outstanding principal amount in excess of $10,000,000 to which the
General Partner, the Parent, the Borrower or any Subsidiary is party.

     "Cleandown Period" means a period of thirty (30) consecutive days selected by the Borrower during each Fiscal Year.

     "Closing Date" means the date of this Agreement.

     "Code" means the Internal Revenue Code of 1986, and the rules and regulations thereunder, each as amended or supplemented from time to time.

     "Commitment" means, as to any Lender, on a collective basis, such Lender's
Revolving Credit Commitment and Term Loan Commitment, as set forth in the
Register, as the same may be modified at any time or from time to time pursuant to the terms hereof.

     "Commitment Percentage" means, as to any Lender at any time, such Lender's
Revolving Credit Commitment Percentage or Term Loan Commitment Percentage, as
applicable.

     "Commodity Hedging Agreement" means any agreement with respect to a commodity swap or other agreement regarding the hedging of commodity purchase and sale exposure executed in connection with hedging the commodity purchase and sale exposure of the Borrower and its Subsidiaries, and any confirming letter executed pursuant to such commodity hedging agreement, all as amended, restated
or otherwise modified.

     "Common Units" means Common Units of the Parent representing limited partner interests in the Parent.

     "Consolidated" means, when used with reference to financial statements or financial statement items of the Borrower and its Subsidiaries, such statements or items on a consolidated basis in accordance with applicable principles of consolidation under GAAP.

     "Consolidated Billing Program" means an accounts receivable billing and purchasing arrangement entered into between an ESCO and a utility provider whereby the utility provider performs billing and collection services with respect to the commodity component of gas or electricity owned by an ESCO and delivered to the utility's customers.

     "Consolidated Net Worth" means, at any date of determination, the total partners' capital of the Borrower and its Subsidiaries at such date, as shown on the balance sheet of the Borrower and its Subsidiaries, determined on a
Consolidated basis in accordance with GAAP.

     "Contingent Obligation" means, with respect to the Borrower and its
Subsidiaries, without duplication, any obligation, contingent or otherwise, of any such Person pursuant to which such Person has directly or indirectly guaranteed any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or

                                        6

indirect, contingent or otherwise, of any such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement condition or otherwise) or (b)
entered into for the purpose of assuring in any other manner the obligee of such
Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, that the term Contingent Obligation shall not include endorsements for collection or deposit in the ordinary course of business.

     "Covered Persons" has the meaning assigned thereto in the definition of
Restricted Payment.

     "Credit Facilities" means the collective reference to the Revolving Credit
Facility, the L/C Facility, the Term Loan Facility and the Swingline Facility.

     "Default" means any of the events specified in Section 11.1, which with the passage of time, the giving of notice or any other condition, would constitute an Event of Default.

     "Defaulting Lender" means any Lender that (a) has failed to fund any portion of the Revolving Credit Loans or the Term Loan, participations in L/C
Obligations or participations in Swingline Loans required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one
Business Day of the date when due, unless such amount is the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

     "Designated Net Proceeds" means 100% of all proceeds in cash or cash equivalents (including cash proceeds subsequently received in respect of noncash consideration initially received), net of selling expenses (including reasonable broker's fees or commissions, reasonable attorneys' and accountants' fees and expenses incurred in connection therewith, transfer and similar taxes, the
Borrower's good faith estimate of income taxes incurred in connection with the receipt of such proceeds and appropriate reserves to be provided by the Borrower or any Subsidiary as a reserve required in accordance with GAAP against any liabilities associated with such sale, transfer or other disposition and retained by the Borrower or such Subsidiary after such sale, transfer or disposition), from any sale, transfer or other disposition (other than the sale of inventory in the ordinary course) of any asset or assets of the Borrower or any Subsidiary (including the sale or issuance of any Capital Stock of any
Subsidiary) to any Person in any transaction, transactions or related series of transactions; provided, that the first $15,000,000 of such net proceeds received in any Fiscal Year (the "Exempt Proceeds") shall not constitute Designated Net
Proceeds; provided further, that if the Borrower shall deliver a certificate of a Responsible Officer to the Administrative Agent promptly following receipt of any such proceeds in any Fiscal Year in excess of the Exempt Proceeds for such
Fiscal Year certifying that the Borrower intends to use any portion of such excess proceeds to acquire productive assets within twelve (12) months of receipt thereof, such portion shall not constitute Designated Net Proceeds except to the extent not so used within such twelve (12) month period.

                                        7

     "Designated Net Insurance/Condemnation Proceeds" means 100% of all insurance or condemnation proceeds received in cash or cash equivalents, net of reasonable costs of proceedings in connection therewith and any settlement in respect thereof, from any damage, destruction, condemnation or other taking involving insurance or condemnation proceeds in excess of $100,000 with respect to any single occurrence; provided, that the first $2,500,000 of such net proceeds received in any Fiscal Year (the "Exempt Insurance/Condemnation
Proceeds") shall not constitute Designated Net Insurance/Condemnation Proceeds;
provided further, that if the Borrower shall deliver a certificate of a
Responsible Officer to the Administrative Agent promptly following receipt of any such proceeds in any Fiscal Year in excess of the Exempt
Insurance/Condemnation Proceeds for such Fiscal Year certifying that the
Borrower intends to use any portion of such excess proceeds to restore, modify or replace the properties or assets in respect of which such insurance or condemnation proceeds were received within twelve (12) months of such receipt, such portion shall not constitute Designated Net Insurance/Condemnation Proceeds except to the extent not so used within such twelve (12) month period.

     "Disputes" has the meaning set forth in Section 13.6.

     "Dollars" or "$" means, unless otherwise qualified, dollars in lawful currency of the United States.

     "EBITDA" means, with respect to the Borrower and its Subsidiaries on a
Consolidated basis for any period, the Consolidated net income of the Borrower and its Subsidiaries for such period (excluding any after-tax gains or losses attributable to asset sales not in the ordinary course of business during such period), computed in accordance with GAAP, plus, to the extent deducted in computing such Consolidated net income and without duplication, the sum of (a)
income tax expense, (b) Interest Expense, (c) depreciation and amortization expense, (d) extraordinary losses during such period, (e) the amount of any make whole or premium paid in connection with the prepayment of the Senior Notes and the Refinancing Notes, (f) the amount of unamortized origination costs with respect to the Senior Notes and the Refinancing Notes and (g) other cash restructuring charges, in an aggregate amount not to exceed $5,000,000 during the term of the Credit Facilities, minus, to the extent added in computing such
Consolidated net income and without duplication, extraordinary gains and other non-recurring gains during such period; provided, that (i) for the purposes of determining EBITDA for any period during which a Permitted Business Acquisition is consummated, EBITDA shall be adjusted in a manner reasonably satisfactory to the Administrative Agent to give effect to the consummation of such Permitted
Business Acquisition on a pro forma basis in accordance with GAAP, as if such
Permitted Business Acquisition occurred on the first day of such period and (ii)
EBITDA shall exclude all unrealized gains and losses reported under Financial
Accounting Standards Board Statement No. 133 in connection with forward contracts, futures contracts or other derivatives or Commodity Hedging
Agreements in accordance with the Borrower's existing commodity hedging policy.

     "Eligible Assignee" means (a) a Lender, (b) an Affiliate of a Lender, and
(c) any other Person (other than a natural person) approved by (i) the
Administrative Agent, (ii) in the case of any assignment of a Revolving Credit
Commitment, the Swingline Lender and the Issuing

                                        8

Lender and (iii) unless a Default or Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, "Eligible Assignee" shall not include the Borrower or any of the Borrower's Affiliates or Subsidiaries.

     "Employee Benefit Plan" means any employee benefit plan within the meaning of Section 3(3) of ERISA which (a) is maintained for employees of the Borrower or any ERISA Affiliate or (b) has at any time within the preceding six years been maintained for the employees of the Borrower or any current or former ERISA
Affiliate.

     "Environmental and Safety Laws" means any and all federal, state and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities, relating to the protection of human health (including, but not limited to employee health and safety) or the environment, including, but not limited to, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials.

     "ERISA" means the Employee Retirement Income Security Act of 1974, and the
rules and regulations thereunder, each as amended or modified from time to time.

     "ERISA Affiliate" means any Person who together with the Borrower is treated as a single employer within the meaning of Section 414(b), (c), (m) or
(o) of the Code or Section 4001(b) of ERISA.

     "ERISA Event" means (i) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Pension Plan;
(ii) the adoption of any amendment to a Pension Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA; (iii) the existence with respect to any Pension Plan of an
"accumulated funding deficiency" (as defined in Section 412 of the Code or
Section 302 of ERISA), whether or not waived; (iv) the filing pursuant to
Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Pension Plan; (v) the incurrence of any liability under Title IV of ERISA with respect to the termination of any Pension Plan or the withdrawal or partial withdrawal of the
Borrower or any of its ERISA Affiliates from any Pension Plan or Multiemployer
Plan; (vi) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to the intention to terminate any
Pension Plan or Pension Plans or to appoint a trustee to administer any Pension
Plan; (vii) the receipt by the Borrower or any ERISA Affiliate of any notice concerning the imposition of Withdrawal Liability or a determination that a
Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA or the institution of proceedings to terminate, or the appointment of a trustee with respect to, any Pension Plan by the PBGC; (viii) the occurrence of a "prohibited transaction" with respect to which the Borrower or any of its subsidiaries is a "disqualified person" (within the meaning of Section 4975 of the Code) and with respect to which the Borrower or any such subsidiary would be liable for the payment of an excise tax and (ix)
any

                                        9

other event or condition which would constitute grounds under Section 4042(a) of
ERISA for the termination of, or the appointment of a trustee to administer, any
Pension Plan.

     "ESCO" means any Subsidiary of the Borrower that provides energy services through a utility provider and participates in a Consolidated Billing Program in the ordinary course of such Subsidiary's business.

     "Eurodollar Reserve Percentage" means, for any day, the percentage
(expressed as a decimal and rounded upwards, if necessary, to the next higher
1/100th of 1%) which is in effect for such day as prescribed by the Federal
Reserve Board (or any successor) for determining the maximum reserve requirement
(including without limitation any basic, supplemental or emergency reserves) in respect of Eurocurrency liabilities or any similar category of liabilities for a member bank of the Federal Reserve System in New York City.

     "Event of Default" means any of the events specified in Section 11.1;
provided that any requirement for passage of time, giving of notice, or any other condition, has been satisfied.

     "Excluded Taxes" means, with respect to the Administrative Agent, any
Lender, the Issuing Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any
Lender, in which its applicable lending office is located, and (b) all franchise taxes or branch taxes imposed upon any Lender or its applicable lending office, or any branch or affiliate thereof, in each case imposed: (i) by the jurisdiction under the laws of which such Lender, applicable lending office, branch or affiliate is organized or is located, or in which its principal executive office is located, or any nation within which such jurisdiction is located or any political subdivision thereof; or (ii) by reason of any connection between the jurisdiction imposing such tax and such Lender, applicable lending office, branch or affiliate other than a connection arising solely from such Lender having executed, delivered or performed its obligations under, or received payment under or enforced, this Agreement.

     "Exempt Insurance/Condemnation Proceeds" has the meaning assigned such term in the definition of Designated Net Insurance/Condemnation Proceeds.

     "Exempt Proceeds" has the meaning assigned such term in the definition of
Designated Net Proceeds.

     "Existing Letters of Credit" means all letters of credit identified on
Schedule 1.1(b).

     "Extensions of Credit" means, as to any Lender at any time, (a) an amount equal to the sum of (i) the aggregate principal amount of all Revolving Credit
Loans made by such Lender then outstanding , (ii) such Lender's Revolving Credit
Commitment Percentage of the L/C Obligations then outstanding, (iii) such
Lender's Revolving Credit Commitment Percentage of the Swingline Loans then outstanding and (iv) such Lender's Term Loan Commitment

                                       10

Percentage of the Term Loan then outstanding, or (b) the making of any Loan or participation in any Letter of Credit by such Lender, as the context requires.

     "Federal Funds Rate" means, the rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) representing the daily effective federal funds rate as quoted by the Administrative Agent and confirmed in
Federal Reserve Board Statistical Release H.15 (519) or any successor or substitute publication selected by the Administrative Agent. If, for any reason, such rate is not available, then "Federal Funds Rate" means a daily rate which is determined, in the opinion of the Administrative Agent, to be the rate at which federal funds are being offered for sale in the national federal funds market at 9:00 a.m. Rates for weekends or holidays shall be the same as the rate for the most immediate preceding Business Day.

     "Fee Letter" means the separate fee letter agreement executed by the
Borrower and the Administrative Agent and/or certain of its affiliates dated
September 28, 2004.

     "Financial Officer" means, as to any Person, the chief financial officer, the treasurer or the principal accounting officer of such Person.

     "First Amendment" has the meaning assigned thereto in the introductory paragraph hereto.

     "First Amendment Effective Date" means March 17, 2005.

     "Fiscal Year" means the 52-week fiscal year of the Borrower and its
Subsidiaries ending on the last Saturday in September.

     "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.
For purposes of this definition, the United States, each State thereof and the
District of Columbia shall be deemed to constitute a single jurisdiction.

     "GAAP" means generally accepted accounting principles, as recognized by the
American Institute of Certified Public Accountants and the Financial Accounting
Standards Board, consistently applied and maintained on a consistent basis for the Borrower and its Subsidiaries throughout the period indicated and (subject to Section 13.9) consistent with the prior financial practice of the Borrower and its Subsidiaries.

     "General Partner" means Suburban Energy Services Group LLC, a Delaware limited liability company.

     "General Partner Unit" means a unit representing a fractional part of the
General Partner's general partner interest in the Parent (which shall exclude any limited partner or other interest that the General Partner may have from time to time in the Parent).

     "Governmental Approvals" means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all
Governmental Authorities.

                                       11

     "Governmental Authority" means any nation, province, state or political subdivision thereof, and any government or any Person exercising executive, legislative, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

     "Guarantee" of or by any Person means any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the "primary obligor")
(excluding endorsements of checks for collection or deposit in the ordinary course of business) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (ii) to purchase property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness.

     "Guaranty Agreement" means the Second Amended and Restated Guaranty
Agreement dated as of the date hereof executed by each Subsidiary of the
Borrower (other than any foreign Subsidiary and Suburban Sales and Service,
Inc.) in favor of the Administrative Agent for the ratable benefit of the
Lenders, substantially in the form of Exhibit H, as amended, restated, supplemented or otherwise modified from time to time.

     "Guarantor" means each Subsidiary that is party to the Guaranty Agreement on the Closing Date together with any Subsidiary who becomes a party to the
Guaranty Agreement after the Closing Date in accordance with the terms of
Section 8.7; provided, that Suburban Sales and Service, Inc. shall not be required to become a Guarantor.

     "Hazardous Materials" means any substances or materials (a) which are or become defined as hazardous wastes, hazardous substances, pollutants, contaminants, chemical substances or mixtures or toxic substances under any
Environmental and Safety Laws, (b) which are toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise harmful to human health or the environment and are or become regulated by any
Governmental Authority, (c) the presence of which require investigation or remediation under any Environmental and Safety Laws or common law, (d) the discharge or emission or release of which requires a permit or license under any
Environmental and Safety Laws or other Governmental Approval, (e) which are deemed to constitute a nuisance or a trespass which pose a health or safety hazard to Persons or neighboring properties, (f) which consist of underground or aboveground storage tanks, whether empty, filled or partially filled with any substance, or (g) which contain, without limitation, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or waste, crude oil, nuclear fuel, natural gas or synthetic gas.

     "Hedging Agreement" means any (a) interest rate swap agreement, (b)
interest rate cap agreement, (c) interest rate floor agreement, (d) interest rate collar agreement, (e) interest rate option

                                       12

or (f) other agreement, in each case, entered into with the intent to protect any Person against fluctuations in interest rates of existing or expected issuances of Indebtedness and entered into as a bona fide hedging agreement and not for purposes of investment or speculation and any confirming letter executed pursuant to such agreement, all as amended, restated, supplemented or otherwise modified from time to time.

     "Indebtedness" means, with respect to any Person, without duplication (a)
all obligations of such Person for borrowed money or with respect to deposits or advances of any kind (including repurchase obligations), (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments or letters of credit in support of bonds, notes, debentures or similar instruments,
(c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under any conditional sale or other title retention agreement relating to property purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services, (f) all obligations under Capital Leases of such Person,
(g) all obligations of others secured by (or for which the holder of such
Indebtedness has an existing right, contingent or otherwise, to be secured by)
any Lien on property or assets owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (h) all Guarantees of such
Person, (i) all obligations of such Person with respect to Swap Agreements and
Commodity Hedging Agreements (valued at the termination value thereof computed in accordance with a method approved by the International Swap Dealers
Association and agreed to by such Person in the applicable Swap Agreement or
Commodity Hedging Agreement, if any), (j) all obligations of such Person as an account party in respect of letters of credit (i) securing Indebtedness (other than letters of credit obtained in the ordinary course of business and consistent with past practices) or (ii) obtained for any purpose not in the ordinary course of business or not consistent with past practices and (k) all obligations of such Person in respect of bankers' acceptances; provided that accounts payable to suppliers incurred in the ordinary course of business and paid in the ordinary course of business consistent with past practices shall not constitute Indebtedness.

     "Indemnified Taxes" means Taxes and Other Taxes other than Excluded Taxes.

     "Initial Credit Agreement" has the meaning assigned thereto in the introductory paragraph.

     "Initial Lenders" has the meaning assigned thereto in the introductory paragraph.

     "Interest Expense" means, with respect to any period, the sum of, without duplication, gross interest expense and capitalized interest of the Parent, the
Borrower and their respective Subsidiaries for such period minus interest income of the Parent, the Borrower and their respective Subsidiaries for such period, determined on a Consolidated basis in accordance with GAAP; provided that for purposes of calculating EBITDA, "Interest Expense" shall be calculated with respect to the Borrower and its Subsidiaries.

     "Interest Period" has the meaning assigned thereto in Section 4.7(b).

                                       13

     "Investment" means, as applied to any Person, any direct or indirect purchase or other acquisition by such Person of Capital Stock or other securities of any other Person, or any direct or indirect loan, advance or capital contribution by such Person to any other Person and any other item which would be classified as an "investment" on a balance sheet of such Person prepared in accordance with GAAP, including without limitation any direct or indirect contribution by such Person of property or assets to a joint venture, partnership or other business entity in which such Person retains an interest
(it being understood that a direct or indirect purchase or other acquisition by such Person of assets of any other Person (other than Capital Stock or other securities) shall not constitute an "Investment" for purposes of this
Agreement).

     "ISP98" means the International Standby Practices (1998 Revision, effective
January 1, 1999), International Chamber of Commerce Publication No. 590.

     "Issuing Lender" means (a) with respect to Letters of Credit issued hereunder, (i) Wachovia or Calyon New York Branch, each in their respective capacity as issuer thereof, or any successor thereto, and (ii) any other Lender acceptable to the Administrative Agent and the Borrower which has agreed to issue Letters of Credit, and (b) with respect to the Existing Letters of Credit, the Lender issuing such Existing Letter of Credit.

     "L/C Commitment" means the lesser of (a) Ninety Million Dollars
($90,000,000) and (b) the Revolving Credit Commitment.

     "L/C Facility" means the letter of credit facility established pursuant to
Section 3.1.

     "L/C Obligations" means at any time, an amount equal to the sum of (a) the aggregate undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to Section 3.5.

     "L/C Participants" means the collective reference to all of the Revolving
Credit Lenders other than the Issuing Lender.

     "Lender" means each Person executing this Agreement as a Lender (including, without limitation, each Issuing Lender and the Swingline Lender unless the context otherwise requires) set forth on the signature pages hereto and each
Person that hereafter becomes a party to this Agreement as a Lender pursuant to
Section 13.10.

     "Lending Office" means, with respect to any Lender, the office of such
Lender maintaining such Lender's Loans.

     "Letters of Credit" has the meaning assigned thereto in Section 3.1 and shall include the Existing Letters of Credit.

     "Leverage Ratio" means, on any date, the ratio of (a) Total Indebtedness as of such date to (b) an amount equal to the aggregate amount of EBITDA of the
Borrower and its Subsidiaries

                                       14

for the period of four consecutive fiscal quarters ended most recently on or prior to such date, determined on a Consolidated basis in accordance with GAAP.

     "LIBOR" means the rate of interest per annum determined on the basis of the rate for deposits in Dollars in minimum amounts of at least $5,000,000 for a period equal to the Interest Period selected which appears on the Telerate Page
Screen 3750 at approximately 11:00 a.m., London time, two (2) Business Days prior to the first day of the applicable Interest Period (rounded upward, if necessary, to the nearest one-one hundredth of one percent (1/100%)). If, for any reason, such rate does not appear on Telerate Page Screen 3750, then "LIBOR"
shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in Dollars in minimum amounts of at least
$5,000,000 would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m., London time, two (2)
Business Days prior to the first day of the applicable Interest Period for settlement in immediately available funds by leading banks in the London interbank market for a period equal to the Interest Period selected. Each calculation by the Administrative Agent of LIBOR shall be conclusive and binding for all purposes, absent manifest error.

     "LIBOR Rate" means a rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) determined by the Administrative Agent pursuant to the following formula:

                                            LIBOR
                 LIBOR Rate = ----------------------------------
                              1.00-Eurodollar Reserve Percentage

     "LIBOR Rate Loan" means any Loan bearing interest at a rate based upon the
LIBOR Rate as provided in Section 4.7(a).

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest, hypothecation or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital
Lease or other title retention agreement relating to such asset.

     "Loan" means any Revolving Credit Loan, the Term Loan or any Swingline Loan
made to the Borrower pursuant to Article II or Article IIIA, as applicable, and all such Loans collectively as the context requires.

     "Loan Documents" means, collectively, this Agreement, the First Amendment, the Second Amendment, the Revolving Credit Notes, the Term Notes, the
Applications, the Guaranty Agreement and each other document, instrument, certificate and agreement executed and delivered by the Borrower, its
Subsidiaries or their counsel in connection with this Agreement or otherwise referred to herein or contemplated hereby (excluding any Swap Agreement), all as may be amended, restated, supplemented or otherwise modified from time to time.

     "Material Adverse Effect" means (a) a materially adverse effect on the business, assets, operations, prospects or financial condition of the Business, the General Partner, the Parent, the

                                       15

Borrower or the Borrower and its Subsidiaries taken as a whole, (b) any material impairment of the ability of the Borrower or any Subsidiary to perform any of its Obligations under any Loan Document or (c) any material impairment of the rights of or benefits available to the Lenders or the Administrative Agent under any of the Loan Documents.

     "Minimum Quarterly Distribution" has the meaning assigned thereto in the
Parent Partnership Agreement.

     "Multiemployer Plan" means a "multiemployer plan" as defined in Section
4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making, or is accruing an obligation to make, or has accrued an obligation to make contributions within the preceding six (6) years.

     "Notice of Account Designation" has the meaning assigned thereto in Section
4.1(b).

     "Notice of Borrowing" has the meaning assigned thereto in Section 4.1(a).

     "Notice of Conversion/Continuation" has the meaning assigned thereto in
Section 4.8.

     "Notice of Prepayment" has the meaning assigned thereto in Section 4.2(c).

     "Obligations" means, in each case, whether now in existence or hereafter arising: (a) the principal of and interest on (including interest accruing after the filing of any bankruptcy or similar petition) the Loans, (b) the L/C
Obligations, (c) all Swap Obligations and (d) all other fees and commissions
(including attorney's fees), charges, indebtedness, loans, liabilities, financial accommodations, obligations, covenants and duties owing by the
Borrower or any of its Subsidiaries to the Lenders or the Administrative Agent,
in each case under or in respect of this Agreement, any Letter of Credit or any of the other Loan Documents of every kind, nature and description, direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note, and whether or not for the payment of money under or in respect of this Agreement, any Letter of Credit or any of the other Loan Documents.

     "OFAC" means the U.S. Department of the Treasury's Office of Foreign Assets
Control.

     "Officer's Compliance Certificate" has the meaning assigned thereto in
Section 7.2.

     "Original Credit Agreement" has the meaning set forth in the Statement of
Purpose.

     "Other Taxes" means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

     "Parent" means Suburban Propane Partners, L.P., a limited partnership organized under the laws of the State of Delaware.

                                       16

     "Parent Notes" means the collective reference to (i) the 6.875% senior notes, due 2013, of the Parent issued in the original principal amount of
$175,000,000 pursuant to the indenture dated as of December 23, 2003, (ii) the additional 6.875% senior notes, due 2013, of the Parent issued in the original principal amount of $250,000,000 pursuant to the indenture dated as of December
23, 2003 and (iii) any Parent Refinancing Notes.

     "Parent Debt Service" means all scheduled payments of principal, interest and fees due on the Parent Notes.

     "Parent Partnership Agreement" means the Second Amended and Restated
Agreement of Limited Partnership of the Parent dated as of May 26, 1999, as it may be amended, supplemented or otherwise modified from time to time pursuant to the terms hereof.

     "Parent Refinancing Notes" means any Indebtedness of the Parent (other than intercompany Indebtedness) issued in exchange for, or the net proceeds of which are used to refund, refinance, replace, defease or discharge all or any portion of the Parent Notes; provided that:

     (a) the principal amount (or accreted value, if applicable) of such Parent
Refinancing Notes does not exceed the principal amount (or accreted value, if applicable) of the Parent Notes being extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all fees, expenses and premiums incurred in connection therewith);

     (b) such Parent Refinancing Notes have a final maturity date later than the final maturity date of, and have a weighted average life to maturity equal to or greater than the weighted average life to maturity of, the Parent Notes being extended, refinanced, renewed, replaced, defeased or refunded; and

     (c) such Indebtedness is incurred by the Person or Persons that are the obligor on the Parent Notes being extended, refinanced, renewed, replaced, defeased or refunded.

     "Participant" has the meaning assigned thereto in Section 13.10(d).

     "PBGC" means the Pension Benefit Guaranty Corporation or any successor agency.

     "Partnership Documents" means the Parent Partnership Agreement and the
Borrower Partnership Agreement, in each case as in effect on the date hereof and as the same may from time to time be amended, supplemented or otherwise modified in accordance with the terms hereof and thereof.

     "Pension Plan" means any Employee Benefit Plan, other than a Multiemployer
Plan, which is subject to the provisions of Title IV of ERISA or Section 412 of the Code and which (a) is maintained for employees of the Borrower or any ERISA
Affiliates or (b) has at any time within the preceding six years been maintained for the employees of the Borrower or any of their current or former ERISA
Affiliates.

                                       17

     "Permitted Banks" has the meaning assigned to such term in Section 10.4(c).

     "Permitted Business Acquisition" means any acquisition of all or substantially all the assets of, or all the shares or other equity interests in, a Person or division or line of business of a Person (or any subsequent investment made in a previously consummated Permitted Business Acquisition) if immediately after giving effect thereto: (a) no Event of Default or Default shall have occurred and be continuing or would result therefrom, (b) all transactions related thereto shall be consummated in accordance with applicable laws, (c) all the Capital Stock of any acquired or newly formed corporation, partnership, association or other business entity is owned directly by the
Borrower or a domestic Wholly-Owned Subsidiary and such acquired or newly formed
Subsidiary shall have entered into the Guaranty Agreement, (d) the Borrower and its Subsidiaries shall be in compliance, on a pro forma basis after giving effect to such acquisition or formation, with the covenants contained in Article
IX recomputed as at the last day of the most recently ended fiscal quarter of the Borrower and its Subsidiaries as if such acquisition had occurred on the first day of each relevant period for testing such compliance, and, in the case of any transaction involving consideration (whether cash or property, as valued at the time such transaction is consummated) in excess of $5,000,000, the
Borrower shall have delivered to the Administrative Agent a certificate of a
Responsible Officer to such effect, together with all relevant financial information for such Subsidiary or assets and calculations demonstrating such compliance, (e) any acquired or newly formed Subsidiary shall not be liable for any Indebtedness (except for Indebtedness permitted by Section 10.1) and (f) the
Required Lenders shall have given their prior written consent (which consent shall not be unreasonably withheld, taking into consideration the merits of the acquisition) in the case of (i) any acquisition outside the business currently conducted by the Borrower involving consideration (whether cash or property, as valued at the time each investment is made) in excess of $5,000,000 and (ii) any acquisition if as a result thereof the aggregate consideration (whether cash or property, as valued at the time each investment is made) for all acquisitions
(net of return of capital of (but not return on) investments in such acquisitions) would be in excess of $25,000,000.

     "Person" means an individual, corporation, limited liability company, partnership, association, trust, business trust, joint venture, joint stock company, pool, syndicate, sole proprietorship, unincorporated organization,
Governmental Authority or any other form of entity or group thereof.

     "Prime Rate" means, at any time, the rate of interest per annum publicly announced from time to time by Wachovia as its prime rate. Each change in the
Prime Rate shall be effective as of the opening of business on the day such change in the Prime Rate occurs. The parties hereto acknowledge that the rate announced publicly by Wachovia as its Prime Rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

     "Refinancing Notes" means the senior notes of the Borrower issued in the original principal amount of $42,500,000 pursuant to the Note Purchase Agreement dated as of April 19, 2002.

     "Register" has the meaning assigned thereto in Section 13.10(c).

                                       18

     "Reimbursement Obligation" means the obligation of the Borrower to reimburse the Issuing Lender pursuant to Section 3.5 for amounts drawn under
Letters of Credit.

     "Related Parties" means, with respect to any Person, such Person's
Affiliates and the directors, officers, employees, agents and advisors of such
Person and of such Person's Affiliates.

     "Required Lenders" means, at any date, any combination of Lenders whose
Commitments aggregate more than fifty percent (50%) of the Aggregate Commitment or, if the Credit Facilities have been terminated pursuant to the terms hereof, any combination of Lenders holding more than fifty percent (50%) of the aggregate Extensions of Credit; provided that the Commitment of, and the portion of the Extensions of Credit, as applicable, held or deemed held by, any
Defaulting Lender shall be excluded for purposes of making a determination of
Required Lenders.

     "Reserve Items" has the meaning set forth in Section 2.1(b).

     "Responsible Officer" means, with respect to any Person, any executive officer or Financial Officer of such Person and any other officer or similar official thereof responsible for the administration of the obligations of such
Person in respect of this Agreement. Any document delivered hereunder that is signed by a Responsible Officer of the Borrower or any Guarantor, as applicable, shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Person and such
Responsible Officer shall be conclusively presumed to have acted on behalf of such Person.

     "Restricted Payment" means with respect to the Borrower and each of its
Subsidiaries (the "Covered Persons"), (a) in the case of any Covered Person that is a partnership, (i) any payment or other distribution, direct or indirect, in respect of any partnership interest in such Covered Person, except a distribution payable solely in additional partnership interests in such Covered
Person, and (ii) any payment, direct or indirect, by such Covered Person on account of the redemption, retirement, purchase or other acquisition of any partnership interest in such or any other Covered Person, except to the extent that such payment consists of additional partnership interests in such Covered
Person; (b) in the case of any Covered Person that is a corporation, (i) any dividend or other distribution, direct or indirect on account of any shares of any class of stock of such Covered Person then outstanding, except a dividend payable solely in shares of stock of such Covered Person, and (ii) any payment, direct or indirect, by such Covered Person on account of the redemption, retirement, purchase or other acquisition of any shares of any class of stock of such Covered Person then outstanding, or of any warrants, rights or options to acquire any such shares, except to the extent that such payment consists of shares of Capital Stock of such Covered Person; and (c) in the case of any other
Covered Person, any payment analogous to the prepayments referred to in clauses
(a) and (b) above.

     "Revolving Credit Commitment" means (a) as to any Lender, the obligation of such Lender to make Revolving Credit Loans to the Borrower hereunder, to participate in Letters of Credit hereunder and to participate in Swingline Loans hereunder, in an aggregate principal amount at any time outstanding not to exceed the amount so designated opposite such Lender's name on the Register, as the same may be modified at any time or from time to time pursuant to

                                       19

the terms hereof and (b) as to all Lenders, the aggregate commitment of all
Lenders to make Revolving Credit Loans, as such amount may be modified at any time or from time to time pursuant to the terms hereof. The Revolving Credit
Commitment of all Lenders on the Second Amendment Effective Date shall be
One-Hundred and Seventy-Five Million Dollars ($175,000,000).

     "Revolving Credit Commitment Percentage" means, as to any Lender at any time, the ratio of (a) the amount of the Revolving Credit Commitment of such
Lender to (b) the Revolving Credit Commitment of all Lenders.

     "Revolving Credit Facility" means the revolving credit facility established pursuant to Section 2.1(a).

     "Revolving Credit Lender" means any Lender with a Revolving Credit
Commitment.

     "Revolving Credit Loan" means any of the revolving credit loans made by the
Lenders to the Borrower pursuant to Section 2.1(a) and all such loans collectively as the context requires.

     "Revolving Credit Note" means a promissory note made by the Borrower in favor of a Revolving Credit Lender evidencing the Revolving Credit Loans made by such Revolving Credit Lender, substantially in the form of Exhibit A-1, and any amendments, supplements and modifications thereto, any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part.

     "Revolving Credit Termination Date" means the earliest to occur of (a)
March 31, 2010, (b) the date of termination of the Revolving Credit Commitments by the Borrower pursuant to Section 4.5(a), or (c) the date of termination by the Administrative Agent on behalf of the Lenders pursuant to Section 11.2(a).

     "Second Amendment" has the meaning assigned thereto in the introductory paragraph hereto.

     "Second Amendment Effective Date" means the date upon which each of the conditions precedent set forth in Section 3 of the Second Amendment have been satisfied.

     "Senior Notes" means the 7.54% Senior Notes, due 2011, of the Borrower.

     "Solvent" means, as to the Borrower and its Subsidiaries on a particular date, that any such Person (a) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage and is able to pay its debts as they mature, (b) owns property having a value, both at fair valuation and at present fair saleable value, greater than the amount required to pay its probable liabilities (including contingencies), and (c) does not believe that it will incur debts or liabilities beyond its ability to pay such debts or liabilities as they mature.

                                       20

     "Subsidiary" means as to any Person, any corporation, partnership, limited liability company or other entity of which more than fifty percent (50%) of the outstanding capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other managers of such corporation, partnership, limited liability company or other entity is at the time, directly or indirectly, owned by or the management is otherwise controlled by such Person (irrespective of whether, at the time, capital stock or other ownership interests of any other class or classes of such corporation, partnership, limited liability company or other entity shall have or might have voting power by reason of the happening of any contingency). Unless otherwise qualified references to "Subsidiary" or "Subsidiaries" herein shall refer to those of the Borrower.

     "Swap Agreement" means any (a) Hedging Agreement, (b) forward rate agreement, (c) forward foreign exchange agreement, (d) currency swap agreement,
(e) cross-currency rate swap agreement, (f) currency option agreement or (g)
other agreement or arrangement, in each case, designed to alter the risks of any
Person arising from fluctuations in interest rates or currency values (including such agreements entered into to swap obligations with a fixed rate of interest to obligations with a floating rate of interest) and any confirming letter executed pursuant to such agreement, all as amended, restated, supplemented or otherwise modified from time to time.

     "Swap Obligations" means all payment and other existing and future obligations owing by the Borrower to any Lender or the Administrative Agent
under any Swap Agreement to which a Lender or the Administrative Agent is a party which is permitted under this Agreement.

     "Swingline Commitment" means the lesser of (a) Ten Million Dollars
($10,000,000) and (b) the Revolving Credit Commitment.

     "Swingline Lender" means Wachovia in its capacity as swingline lender hereunder.

     "Swingline Loan" means the swingline loans made by the Swingline Lender to the Borrower pursuant to Section 2.2, and all such loans collectively as the context requires.

     "Swingline Rate" means the interest rate applicable to Swingline Loans, as agreed upon from time to time by the Borrower and the Administrative Agent pursuant to a written side letter agreement.

     "Swingline Facility" means the swingline facility established pursuant to
Section 2.2.

     "Swingline Termination Date" means the earlier to occur of (a) the resignation of Wachovia as Administrative Agent in accordance with Section 12.6 and (b) the Revolving Credit Termination Date.

     "Taxes" means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any
Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

                                       21

     "Termination Date" means the Revolving Credit Termination Date or the Term
Loan Termination Date, as applicable.

     "Term Loan" means the term loan to be made to the Borrower by the Term Loan
Lenders pursuant to Section 3A.1.

     "Term Loan Commitment" means (a) as to any Lender, the obligation of such
Lender to make a portion of the Term Loan to the Borrower hereunder in an aggregate principal amount not to exceed the amount set forth opposite such
Lender's name on the Register, as such amount may be reduced or otherwise modified at any time or from time to time pursuant to the terms hereof (and, once funded, the outstanding principal amount of the portion of the Term Loan made by such Lenders) and (b) as to all Lenders, the aggregate commitments of all Lenders to make the Term Loan hereunder (and, once funded, the outstanding principal amount of the Term Loan). The Term Loan Commitment of all Lenders on
the First Amendment Effective Date shall be One-Hundred Twenty-Five Million
Dollars ($125,000,000).

     "Term Loan Commitment Percentage" means, as to any Lender, (a) prior to making the Term Loan, the ratio of (i) the Term Loan Commitment of such Lender to (ii) the Term Loan Commitments of all Lenders and (b) after the Term Loan is made, the ratio of (i) the outstanding principal balance of the Term Loan held by such Lender to (ii) the aggregate outstanding principal balance of the Term
Loan held by all Lenders.

     "Term Loan Commitment Termination Date" means the date that is sixty-one
(61) days after the First Amendment Effective Date.

     "Term Loan Facility" means the term loan facility established pursuant to
Article IIIA.

     "Term Loan Lender" means any Lender with a Term Loan Commitment.

     "Term Loan Termination Date" means the first to occur of (a) March 31,
2010, or (b) the date the Term Loan is declared due and payable by the
Administrative Agent on behalf of the Lenders pursuant to Section 11.2(a).

     "Term Note" means a promissory note made by the Borrower in favor of a Term
Loan Lender evidencing the portion of the Term Loan made by such Term Loan
Lender, substantially in the form of Exhibit A-2 hereto, and any amendments, supplements and modifications thereto, any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part.

     "Total Assets" means, as of any date of determination, the total assets of the Borrower and its Subsidiaries as shown on the balance sheet of the Borrower and its Subsidiaries as of such date, determined on a Consolidated basis in accordance with GAAP.

     "Total Indebtedness" means, at any time, all Indebtedness of the Borrower and its Subsidiaries at such time (other than Indebtedness described under clauses (i) and (j) of the definition of "Indebtedness"), determined on a
Consolidated basis in accordance with GAAP.

                                       22

     "Uniform Customs" means the Uniform Customs and Practice for Documentary
Credits (1994 Revision), effective January, 1994, International Chamber of
Commerce Publication No. 500.

     "UCC" means the Uniform Commercial Code as in effect in the State of New
York, as amended or modified from time to time.

     "United States" means the United States of America.

     "Wachovia" means Wachovia Bank, National Association, a national banking association, and its successors.

     "Wholly-Owned" means, with respect to a Subsidiary, a Subsidiary all of the shares of Capital Stock or other ownership interests of which are, directly or indirectly, owned or controlled by the Borrower and/or one or more of its
Wholly-Owned Subsidiaries.

     "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

     SECTION 1.2 Other Definitions and Provisions. With reference to this
Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document: (a) the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined, (b) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms, (c) the words "include", "includes" and "including"
shall be deemed to be followed by the phrase "without limitation", (d) the word
"will" shall be construed to have the same meaning and effect as the word
"shall", (e) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (f) any reference herein to any Person shall be construed to include such Person's successors and assigns, (g) the words
"herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (h) all references herein to Articles, Sections, Exhibits and
Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (i) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (j) the term "documents" includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form, (k) in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including;" the words
"to" and "until" each mean "to but excluding;" and the word "through" means "to and including", and (l) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

                                       23

     SECTION 1.3 Accounting Terms. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations)
required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the audited financial statements required by Section 7.1(b), except as otherwise specifically prescribed herein.

     SECTION 1.4 UCC Terms. Terms defined in the UCC in effect on the Closing
Date and not otherwise defined herein shall, unless the context otherwise indicates, have the meanings provided by those definitions. Subject to the foregoing, the term "UCC" refers, as of any date of determination, to the UCC then in effect in the State of New York.

     SECTION 1.5 Rounding. Any financial ratios required to be maintained by the
Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

     SECTION 1.6 References to Agreement and Laws. Unless otherwise expressly provided herein, (a) references to formation documents, governing documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Applicable Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Applicable Law.

     SECTION 1.7 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

     SECTION 1.8 Letter of Credit Amounts. Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the maximum face amount of such Letter of Credit after giving effect to all increases thereof contemplated by such Letter of Credit or the
Application therefor, whether or not such maximum face amount is in effect at such time.

                                   ARTICLE II

                            REVOLVING CREDIT FACILITY

     SECTION 2.1 Revolving Credit Loans.

     (a) Subject to the terms and conditions (including without limitation
Section 4.4) of this Agreement, and in reliance upon the representations and warranties set forth herein, each

                                       24

Revolving Credit Lender severally agrees to make Revolving Credit Loans to the
Borrower from time to time from the Closing Date to, but not including, the
Revolving Credit Termination Date as requested by the Borrower in accordance with the terms of Section 4.1; provided, that (i) the aggregate principal amount of all outstanding Revolving Credit Loans (after giving effect to any amount requested) shall not exceed the Revolving Credit Commitment less the sum of (A)
all outstanding Swingline Loans and L/C Obligations and (B) the Blocked Portion
as of such date and (ii) the principal amount of outstanding Revolving Credit
Loans from any Revolving Credit Lender to the Borrower shall not at any time exceed such Revolving Credit Lender's Revolving Credit Commitment less such
Revolving Credit Lender's Revolving Credit Commitment Percentage of L/C
Obligations and outstanding Swingline Loans. Each Revolving Credit Loan by a
Revolving Credit Lender shall be in a principal amount equal to such Revolving
Credit Lender's Revolving Credit Commitment Percentage of the aggregate principal amount of Revolving Credit Loans requested on such occasion. Subject to the terms and conditions hereof, the Borrower may borrow, repay and reborrow
Revolving Credit Loans hereunder until the Revolving Credit Termination Date.

     (b) Blocked Portion of Revolving Credit Commitments. The Borrower may from time to time deliver a certificate of a Financial Officer of the Borrower to the
Administrative Agent designating a portion of the then-available Revolving
Credit Commitments as being unavailable except for the purpose of funding items
("Reserve Items") specified in such certificate that would have been reserved against pursuant to the definition of "Available Cash" but for the specification of such amounts in such certificate. The aggregate amount of Revolving Credit
Commitments unavailable as a result of the delivery of such certificates at any time shall be referred to as the "Blocked Portion" in effect at such time. The
Blocked Portion shall be reduced from time to time upon receipt by the
Administrative Agent of a certificate of a Financial Officer of the Borrower certifying as to (a) the discharge of any portion of any Reserve Item, (b) the establishment of a cash reserve in respect of any portion of any Reserve Item,
(c) the determination by the Board of Supervisors of the Borrower that any reserve contemplated by clause (b) of the definition of "Available Cash" may be reduced because the amount of the original reserve is no longer necessary or appropriate by reason of a change in the anticipated timing or amount of the item reserved against or (d) the delivery of a Notice of Borrowing for a
Revolving Credit Loan to be drawn under the Blocked Portion the proceeds of which shall be used solely for the purpose of discharging any Reserve Item, each of which reductions shall be in an amount equal to the amount of such discharged portion, new cash reserve, adjustment to reserves or Revolving Credit Loan, as applicable. Notwithstanding any other provision of this Agreement, at no time shall any Revolving Credit Loan be made or any certificate increasing the
Blocked Portion become effective if as a result of the making of such Revolving
Credit Loan or the effectiveness of such increase the aggregate principal amount of Revolving Credit Loans outstanding at such time would exceed the difference between the aggregate amount of the Revolving Credit Commitments in effect at such time and the amount of the Blocked Portion in effect at such time.

     SECTION 2.2 Swingline Loans.

     (a) Availability. Subject to the terms and conditions (including without limitation Section 4.4) of this Agreement, the Swingline Lender agrees to make
Swingline Loans to the

                                       25

Borrower from time to time from the Closing Date through, but not including, the
Swingline Termination Date; provided, that the aggregate principal amount of all outstanding Swingline Loans (after giving effect to any amount requested), shall not exceed the lesser of (i) the Revolving Credit Commitment less the sum of (A)
all outstanding Revolving Credit Loans and the L/C Obligations and (B) the
Blocked Portion as of such date; and (ii) the Swingline Commitment. Each
Revolving Credit Lender acknowledges that the aggregate principal amount of all outstanding Swingline Loans made by the Swingline Lender, when taken together with the aggregate principal amount of all outstanding Revolving Credit Loans made by the Swingline Lender, may exceed the Swingline Lender's Revolving Credit
Commitment.

     (b) Refunding.

          (i) Swingline Loans shall be reimbursed fully by the Revolving Credit
     Lenders on demand by the Swingline Lender. Such reimbursements shall be made by the Revolving Credit Lenders in accordance with their respective
     Revolving Credit Commitment Percentages and shall thereafter be reflected as Revolving Credit Loans of the Revolving Credit Lenders on the books and records of the Administrative Agent; provided that no Revolving Credit
     Lender shall be required to reimburse any Swingline Loan if, after giving effect to such reimbursement, the aggregate principal amount of such
     Revolving Credit Lender's Revolving Credit Loans outstanding would exceed such Revolving Credit Lender's Revolving Credit Commitment. Each Revolving
     Credit Lender shall fund its respective Revolving Credit Commitment
     Percentage of Revolving Credit Loans as required to repay Swingline Loans outstanding to the Swingline Lender upon demand by the Swingline Lender but in no event later than 2:00 p.m. on the next succeeding Business Day after such demand is made. No Revolving Credit Lender's obligation to fund its respective Revolving Credit Commitment Percentage of a Swingline Loan shall be affected by any other Revolving Credit Lender's failure to fund its
     Revolving Credit Commitment Percentage of a Swingline Loan, nor shall any
     Revolving Credit Lender's Revolving Credit Commitment Percentage be
     increased as a result of any such failure of any other Revolving Credit
     Lender to fund its Revolving Credit Commitment Percentage of a Swingline
     Loan.

          (ii) The Borrower shall pay to the Swingline Lender on demand the amount of such Swingline Loans to the extent amounts received from the
     Revolving Credit Lenders are not sufficient to repay in full the outstanding Swingline Loans requested or required to be refunded. In addition, the Borrower hereby authorizes the Administrative Agent to charge any account maintained by the Borrower with the Swingline Lender (up to the amount available therein) in order to immediately pay the Swingline Lender the amount of such Swingline Loans to the extent amounts received from the
     Revolving Credit Lenders are not sufficient to repay in full the outstanding Swingline Loans requested or required to be refunded. If any portion of any such amount paid to the Swingline Lender shall be recovered by or on behalf of the Borrower from the Swingline Lender in bankruptcy or otherwise, the loss of the amount so recovered shall be ratably shared among all the Revolving Credit Lenders in accordance with their respective
     Revolving Credit Commitment Percentages (unless the amounts so recovered by or on behalf of the Borrower pertain to a Swingline Loan extended after the occurrence and during the continuance of an Event of Default of which the
     Administrative Agent has received notice in the

                                       26

     manner required pursuant to Section 12.3(c) and which such Event of Default has not been waived by the Required Lenders or the Lenders, as applicable).

          (iii) Each Revolving Credit Lender acknowledges and agrees that its obligation to refund Swingline Loans in accordance with the terms of this
     Section 2.2 is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, non-satisfaction of the conditions set forth in Article V. Further, each Revolving Credit
     Lender agrees and acknowledges that if prior to the refunding of any outstanding Swingline Loans pursuant to this Section 2.2, one of the events described in Section 11.1(i) or (j) shall have occurred, each Revolving
     Credit Lender will, on the date the applicable Revolving Credit Loan would have been made, purchase an undivided participating interest in the
     Swingline Loan to be refunded in an amount equal to its Revolving Credit
     Commitment Percentage of the aggregate amount of such Swingline Loan. Each
     Revolving Credit Lender will immediately transfer to the Swingline Lender, in immediately available funds, the amount of its participation and upon receipt thereof the Swingline Lender will deliver to such Revolving Credit
     Lender a certificate evidencing such participation dated the date of receipt of such funds and for such amount. Whenever, at any time after the
     Swingline Lender has received from any Revolving Credit Lender such
     Revolving Credit Lender's participating interest in a Swingline Loan, the
     Swingline Lender receives any payment on account thereof, the Swingline
     Lender will distribute to such Revolving Credit Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Credit
     Lender's participating interest was outstanding and funded).

                                   ARTICLE III

                            LETTER OF CREDIT FACILITY

     SECTION 3.1 L/C Commitment. Subject to the terms and conditions (including without limitation Section 4.4) of this Agreement, the Issuing Lender, in reliance on the agreements of the other Revolving Credit Lenders set forth in
Section 3.5, agrees to issue standby letters of credit ("Letters of Credit") for the account of the Borrower on any Business Day from the Closing Date to the date which is five (5) Business Days prior to the Revolving Credit Termination
Date in such form as may be approved from time to time by the Issuing Lender;
provided, that the Issuing Lender shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, (a) the L/C Obligations would exceed the L/C Commitment or (b) the aggregate principal amount of outstanding Revolving Credit Loans, plus the aggregate principal amount of outstanding Swingline Loans, plus the aggregate amount of L/C Obligations would exceed the Revolving Credit Commitment less the Blocked Portion. Each Letter of
Credit shall (i) be denominated in Dollars in a minimum amount of $1,000,000
(other than any Existing Letter of Credit), (ii) be a standby letter of credit issued to support obligations of the Borrower or any of its Subsidiaries, contingent or otherwise, incurred in the ordinary course of business, (iii) have a term of no more than one (1) year (subject to automatic renewal for additional one (1) year periods under terms and conditions satisfactory to the Issuing
Lender and the Administrative Agent), (iv) expire on a date not later than the fifth (5th) Business Day prior to the Revolving Credit Termination Date and (v)
be subject to the Uniform Customs and/or ISP98, as set forth in the Application or as determined by the Issuing Lender and, to the extent not

                                       27

inconsistent therewith, the laws of the State of New York. The Issuing Lender shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Lender or any L/C
Participant to exceed any limits imposed by, any Applicable Law. References herein to "issue" and derivations thereof with respect to Letters of Credit shall also include extensions or modifications of any outstanding Letters of
Credit, unless the context otherwise requires. Each Existing Letter of Credit shall be deemed to be a Letter of Credit issued and outstanding under this
Agreement on and after the Second Amendment Effective Date.

     SECTION 3.2 Procedure for Issuance of Letters of Credit. The Borrower may
from time to time request that the Issuing Lender issue a Letter of Credit by delivering to the Issuing Lender at the Administrative Agent's Office an
Application therefor, completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the
Issuing Lender may request. Upon receipt of any Application, the Issuing Lender shall process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and, unless the Issuing Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Revolving Credit Lender) prior to the proposed issuance date (i)
directing the Issuing Lender not to issue such Letter of Credit as a result of the limitations set forth in Section 3.1, or (ii) that one or more of the applicable conditions specified in Section 5.3 is not then satisfied, shall promptly issue the Letter of Credit requested thereby (but in no event shall the
Issuing Lender be required to issue any Letter of Credit earlier than three (3)
Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Issuing Lender and the Borrower. The Issuing
Lender shall promptly furnish to the Borrower a copy of such Letter of Credit and promptly notify each Revolving Credit Lender of the issuance thereof and upon request by any Revolving Credit Lender, furnish to such Revolving Credit
Lender a copy of such Letter of Credit and the amount of such Revolving Credit
Lender's participation therein.

     SECTION 3.3 Commissions and Other Charges.

     (a) The Borrower shall pay to the Administrative Agent, for the account of the Issuing Lender and the L/C Participants, a letter of credit commission with respect to each Letter of Credit in an amount equal to the product of (i) the average daily maximum amount available to be drawn during the relevant quarter under such Letter of Credit and (ii) the Applicable Margin for LIBOR Loans
(determined on a per annum basis). Such commission shall be payable quarterly in arrears on the last Business Day of each calendar quarter and on the Revolving
Credit Termination Date. The Administrative Agent shall, promptly following its receipt thereof, distribute to the Issuing Lender and the L/C Participants all
commissions received pursuant to this Section 3.3(a) in accordance with their respective Revolving Credit Commitment Percentages.

     (b) In addition to the foregoing commission, the Borrower shall pay to the
Administrative Agent, for the account of the Issuing Lender, an issuance fee with respect to each

                                       28

Letter of Credit in an amount equal to the product of (i) the face amount of such Letter of Credit and (ii) one eighth of one percent (0.125%) per annum.
Such issuance fee shall be payable quarterly in arrears on the last Business Day of each calendar quarter and on the Revolving Credit Termination Date and shall be non-refundable.

     (c) In addition to the foregoing fees and commissions, the Borrower shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, effecting payment under, amending or otherwise administering any Letter of Credit.

     SECTION 3.4 L/C Participations.

     (a) The Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of
Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Revolving Credit
Commitment Percentage in the Issuing Lender's obligations and rights under and in respect of each Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrower through a Revolving Credit Loan or otherwise in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Lender upon demand at the Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's Revolving Credit
Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed.

     (b) Upon becoming aware of any amount required to be paid by any L/C
Participant to the Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit, the Issuing Lender shall notify each L/C Participant of the amount and due date of such required payment and such L/C Participant shall pay to the
Issuing Lender the amount specified on the applicable due date. If any such amount is paid to the Issuing Lender after the date such payment is due, such
L/C Participant shall pay to the Issuing Lender on demand, in addition to such amount, the product of (i) such amount, times (ii) the daily average Federal
Funds Rate as determined by the Administrative Agent during the period from and including the date such payment is due to the date on which such payment is immediately available to the Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. A certificate of the Issuing Lender with respect to any amounts owing under this Section 3.4(b) shall be conclusive in the absence of manifest error. With respect to payment to the Issuing Lender of the unreimbursed amounts described in this Section 3.4(b), if the L/C Participants receive notice that any such payment is due (A) prior to 1:00 p.m. on any
Business Day, such payment shall be due that Business Day, and (B) after 1:00
p.m. on any Business Day, such payment shall be due on the following Business
Day.

                                       29

     (c) Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its Revolving
Credit Commitment Percentage of such payment in accordance with this Section
3.4, the Issuing Lender receives any payment related to such Letter of Credit, whether directly from the Borrower or otherwise, or any payment of interest on account thereof, the Issuing Lender will distribute to such L/C Participant its pro rata share thereof; provided, that in the event that any such payment received by the Issuing Lender shall be required to be returned by the Issuing
Lender, such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed to it by the Issuing Lender.

     SECTION 3.5 Reimbursement Obligation of the Borrower. In the event of any drawing under any Letter of Credit, the Borrower agrees to reimburse (either with the proceeds of a Revolving Credit Loan as provided for in this Section 3.5 or with funds from other sources), in same day funds, the Issuing Lender on each date on which the Issuing Lender notifies the Borrower of the date and amount of a draft paid under any Letter of Credit for the amount of (a) such draft so paid and (b) any amounts referred to in Section 3.3(c) incurred by the Issuing Lender in connection with such payment. Unless the Borrower shall immediately notify the Issuing Lender that the Borrower intends to reimburse the Issuing Lender for such drawing from other sources or funds, the Borrower shall be deemed to have timely given a Notice of Borrowing to the Administrative Agent requesting that the Revolving Credit Lenders make a Revolving Credit Loan bearing interest at the Base Rate on such date in the amount of (a) such draft so paid and (b) any amounts referred to in Section 3.3(c) incurred by the Issuing Lender in connection with such payment, and the Revolving Credit Lenders shall make a
Revolving Credit Loan bearing interest at the Base Rate in such amount, the proceeds of which shall be applied to reimburse the Issuing Lender for the amount of the related drawing and costs and expenses. Each Revolving Credit
Lender acknowledges and agrees that its obligation to fund a Revolving Credit
Loan in accordance with this Section 3.5 to reimburse the Issuing Lender for any draft paid under a Letter of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, non-satisfaction of the conditions set forth in Section 4.1(a) or Article V. If the Borrower has elected to pay the amount of such drawing with funds from other sources and shall fail to reimburse the Issuing Lender as provided above, the unreimbursed amount of such drawing shall bear interest at the rate which would be payable on any outstanding Base Rate Loans which were then overdue from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full. Until each Revolving Credit Lender reimburses the Issuing Lender for any amount drawn under any Letter of Credit, interest in respect of such Revolving Credit Lender's Revolving Credit Commitment Percentage
of such amount shall be solely for the account of the Issuing Lender.

     SECTION 3.6 Obligations Absolute. The Borrower's obligations under this
Article III (including without limitation the Reimbursement Obligation) shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Borrower may have or have had against the Issuing Lender or any beneficiary of a Letter of Credit or any other Person. The Borrower also agrees that the Issuing Lender and the L/C
Participants shall not be responsible for, and the Borrower's Reimbursement
Obligation under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in

                                       30

fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the
Borrower against any beneficiary of such Letter of Credit or any such transferee. The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by the Issuing Lender's gross negligence or willful misconduct. The Borrower agrees that any action taken or omitted by the Issuing
Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in ISP98 or the Uniform
Customs, as the case may be, and, to the extent not inconsistent therewith, the
UCC, shall be binding on the Borrower and shall not result in any liability of the Issuing Lender or any L/C Participant to the Borrower.

                                  ARTICLE IIIA

                               TERM LOAN FACILITY

     SECTION 3A.1 Term Loan. Subject to the terms and conditions of this
Agreement, each Term Loan Lender severally agrees to make loans to the Borrower pursuant to Section 3A.2(b) below in an aggregate principal amount not to exceed such Term Loan Lender's Term Loan Commitment as of the First Amendment Effective
Date.

     SECTION 3A.2 Procedure for Advance of Term Loan. The Term Loan Facility
shall be available in up to two (2) separate draws as provided below.

     (a) Initial Draw on the First Amendment Effective Date. The Borrower shall give the Administrative Agent an irrevocable Notice of Borrowing prior to 2:00
p.m. one (1) Business Day before the First Amendment Effective Date requesting that the Term Loan Lenders make all or part of the Term Loan as a Base Rate Loan on the First Amendment Effective Date. Upon receipt of such Notice of Borrowing from the Borrower, the Administrative Agent shall promptly notify each Term Loan
Lender thereof. Not later than 10:00 a.m. on the First Amendment Effective Date, each Term Loan Lender will make available to the Administrative Agent for the account of the Borrower, at the office of the Administrative Agent in immediately available funds, such Term Loan Lender's Term Loan Commitment
Percentage of the amount of the Term Loan to be made on such borrowing date. The
Borrower hereby irrevocably authorizes the Administrative Agent to disburse the proceeds of the Term Loan in immediately available funds by wire transfer to such Person or Persons as may be designated by the Borrower.

     (b) Delayed Draw. Subject to the conditions set forth in Section 5.3, at any time prior to the Term Loan Commitment Termination Date, the Borrower shall have the right to request that the Term Loan Lenders fund an additional portion of the Term Loan up to the amount of any unfunded Term Loan Commitments. The
Borrower shall give the Administrative Agent an irrevocable Notice of Borrowing prior to 11:00 a.m. on the same Business Day of such borrowing requesting such additional portion of the Term Loan as a Base Rate Loan. Upon receipt of such
Notice of Borrowing from the Borrower, the Administrative Agent shall promptly

                                       31

notify each Term Loan Lender thereof. Not later than 1:00 p.m. on such borrowing date, each Term Loan Lender will make available to the Administrative Agent for the account of the Borrower, at the office of the Administrative Agent in immediately available funds, such Term Loan Lender's Term Loan Commitment
Percentage of the amount of the Term Loan to be made on such borrowing date.

     SECTION 3A.3 Termination of the Term Loan Commitment. Any unfunded portion of the Term Loan Commitment of the Term Loan Lenders shall automatically terminate on the Term Loan Commitment Termination Date.

     SECTION 3A.4 Repayment of Term Loan. The Borrower shall repay the aggregate outstanding principal amount of the Term Loan, together with all accrued but unpaid interest thereon, on the Term Loan Termination Date.

     SECTION 3A.5 Prepayments of Term Loan.

     (a) Optional Prepayments of Term Loan. The Borrower shall have the right at any time and from time to time, without premium or penalty, to prepay the Term
Loan, in whole or in part, upon delivery to the Administrative Agent of a Notice of Prepayment not later than 11:00 a.m. (i) on the same Business Day with respect to Base Rate Loans and (ii) at least three (3) Business Days with respect to LIBOR Rate Loans, specifying the date and amount of repayment and whether the repayment is of LIBOR Rate Loans or Base Rate Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each. Each optional prepayment of the Term Loan hereunder shall be in an aggregate principal amount of at least $3,000,000 or any whole multiple of $500,000 in excess thereof. Each repayment shall be accompanied by any amount required to be paid pursuant to Section 4.16. The Administrative Agent shall promptly notify the Term Loan Lenders of each such Notice of Prepayment.

     (b) Mandatory Prepayments.

          (i) Designated Net Proceeds. The Borrower shall make mandatory principal prepayments of the Loans in the manner set forth in clause (iii)
     below in amounts equal to any Designated Net Proceeds received by the
     Borrower or any of its Subsidiaries. Such prepayments shall be made within three (3) Business Days after receipt of such Designated Net Proceeds.

          (ii) Designated Net Insurance/Condemnation Proceeds. The Borrower
     shall make mandatory principal prepayments of the Loans in the manner set forth in clause (iii) below in amounts equal to any Designated Net
     Insurance/Condemnation Proceeds received by the Borrower or any of its
     Subsidiaries. Such prepayments shall be made within three (3) Business Days after receipt of such Designated Net Insurance/Condemnation Proceeds.

          (iii) Notice; Manner of Payment. Upon the occurrence of any event requiring a prepayment under clauses (i) or (ii) above, the Borrower shall promptly deliver a Notice of Prepayment to the Administrative Agent and
     upon receipt of such notice, the Administrative Agent shall promptly so notify the Lenders. Each prepayment of the Loans under this Section shall be applied as follows: first, to prepay the outstanding principal of the
     Term Loan and

                                       32

     second, to the extent of any excess, to prepay the outstanding principal of the Revolving Credit Loans pursuant to Section 4.2(d).

     Amounts prepaid under the Term Loan pursuant to this Section may not be reborrowed. Each prepayment shall be accompanied by any amount required to be paid pursuant to Section 4.16.

                                   ARTICLE IV

                             GENERAL LOAN PROVISIONS

     SECTION 4.1 Procedure for Advances of Loans.

     (a) Requests for Borrowing.

          (i) Revolving Credit Loans and Swingline Loans. The Borrower shall give the Administrative Agent irrevocable prior written notice in the form attached hereto as Exhibit B (a "Notice of Borrowing") not later than 11:00
     a.m. (i) on the same Business Day as each Base Rate Loan and each Swingline
     Loan and (ii) at least three (3) Business Days before each LIBOR Rate Loan, of its intention to borrow, specifying (A) the date of such borrowing, which shall be a Business Day, (B) the amount of such borrowing, which shall be (x) with respect to LIBOR Rate Loans and Base Rate Loans, in an aggregate principal amount of $3,000,000 or a whole multiple of $500,000 in excess thereof, and (y) with respect to Swingline Loans in an aggregate principal amount of $500,000 or a whole multiple of $250,000 in excess thereof, (C) whether such Loan is to be a Revolving Credit Loan or
     Swingline Loan, (D) in the case of a Revolving Credit Loan, whether the
     Loans are to be LIBOR Rate Loans or Base Rate Loans, and (E) in the case of a LIBOR Rate Loan, the duration of the Interest Period applicable thereto.
     A Notice of Borrowing received after 11:00 a.m. shall be deemed received on the next Business Day. The Administrative Agent shall promptly notify the applicable Lenders of each Notice of Borrowing.

          (ii) Term Loan. The Term Loan shall be requested pursuant to the terms of Section 3A.2.

     (b) Disbursement of Revolving Credit Loans and Swingline Loans.

          (i) Revolving Credit Loans and Swingline Loans. Not later than 2:00
     p.m. on the proposed borrowing date, each applicable Lender will make available to the Administrative Agent, for the account of the Borrower, at the office of the Administrative Agent in funds immediately available to the Administrative Agent, such Lender's Revolving Credit Commitment
     Percentage of the Revolving Credit Loans to be made on such borrowing date.
     Unless the Swingline Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any
     Revolving Credit Lender) prior to 12:00 noon on the proposed borrowing date
     (i) directing the Swingline Lender not to make such Swingline Loan as a result of the limitations set forth in Section 2.2(a), or (ii) that one or more of the applicable conditions specified in Section 5.3 is not then satisfied, then, subject to the terms and conditions hereof, not later than
     2:00 p.m. on the proposed borrowing date, the Swingline Lender will make available to the Administrative Agent, for the account of the Borrower, at the

                                       33

     office of the Administrative Agent in funds immediately available to the
     Administrative Agent, the Swingline Loans to be made to the Borrower on such borrowing date.

          (ii) Term Loan. The Term Loan shall be advanced pursuant to the terms of Section 3A.2.

          (iii) General. The Borrower hereby irrevocably authorizes the
     Administrative Agent to disburse the proceeds of each borrowing requested pursuant to Section 3A.2 and this Section 4.1 in immediately available funds by crediting or wiring such proceeds to the deposit account of the
     Borrower identified in the most recent notice substantially in the form of
     Exhibit C hereto (a "Notice of Account Designation") delivered by the
     Borrower to the Administrative Agent or as may be otherwise agreed upon by the Borrower and the Administrative Agent from time to time. Subject to
     Section 4.13, the Administrative Agent shall not be obligated to disburse the portion of the proceeds of any Loan requested pursuant to Section 3A.2 or this Section 4.1 to the extent that any Lender has not made available to the Administrative Agent its Revolving Credit Commitment Percentage or Term
     Loan Commitment Percentage, as applicable, of such Loan. Revolving Credit
     Loans to be made for the purpose of refunding Swingline Loans shall be made by the Lenders as provided in Section 2.2(b).

     SECTION 4.2 Repayment of Revolving Credit Loans.

     (a) Repayment on Revolving Credit Termination Date. On the Revolving Credit
Termination Date, the Borrower shall repay the outstanding principal amount of
(i) all Revolving Credit Loans in full, and (ii) to the extent the Swingline
Termination Date has not occurred, all Swingline Loans together, in each case, with all accrued but unpaid interest thereon.

     (b) Mandatory Repayment of Obligations. If at any time, as the case may be the outstanding principal amount of all Revolving Credit Loans plus the sum of
(i) all outstanding Swingline Loans and L/C Obligations and (ii) the Blocked
Portion as of such date exceeds the Revolving Credit Commitment, the Borrower shall repay immediately upon notice from the Administrative Agent, by payment to the Administrative Agent for the account of the Revolving Credit Lenders, the aggregate outstanding Revolving Credit Loans, Swingline Loans and L/C
Obligations in an amount equal to such excess with each such repayment applied first to the principal amount of outstanding Swingline Loans, second to the principal amount of outstanding Revolving Credit Loans and third, with respect to any Letters of Credit then outstanding, a payment of cash collateral into a cash collateral account opened by the Borrower with the Administrative Agent, for the benefit of the Revolving Credit Lenders (such cash collateral to be applied in accordance with Section 11.2(b)). Each such repayment shall be accompanied by any amount required to be paid pursuant to Section 4.16.

     (c) Optional Repayments. The Borrower may at any time and from time to time repay Revolving Credit Loans and Swingline Loans, in whole or in part, upon at least three (3) Business Days' irrevocable notice to the Administrative Agent with respect to LIBOR Rate Loans and one (1) Business Day's irrevocable notice with respect to Base Rate Loans and Swingline Loans, in the form attached hereto as Exhibit D (a "Notice of Prepayment"), specifying (i) the date and amount of repayment, (ii) whether the repayment is of a Revolving Credit Loan, a Swingline
Loan or a combination thereof, and, if of a combination thereof, the

                                       34

amount allocable to each and (iii) if such Loan is a Revolving Credit Loan, whether such Loan is a LIBOR Rate Loan or a Base Rate Loan. Upon receipt of such notice, the Administrative Agent shall promptly notify each Revolving Credit
Lender. If any such notice is given, the amount specified in such notice shall be due and payable on the date set forth in such notice. Partial repayments shall be in an aggregate amount of $3,000,000 or a whole multiple of $500,000 in excess thereof with respect to LIBOR Rate Loans and Base Rate Loans and $500,000 or a whole multiple of $250,000 in excess thereof with respect to Swingline
Loans. Each such repayment shall be accompanied by any amount required to be paid pursuant to Section 4.16.

     (d) Prepayment of Excess Proceeds. In the event proceeds remain after the prepayments of the Term Loan pursuant to Section 3A.5(b), the amount of such excess proceeds shall be applied on the date of the required prepayment under
Section 3A.5(b) to prepay the outstanding principal amount of the Revolving
Credit Loans, without a corresponding reduction of the Revolving Credit
Commitments.

     (e) Limitation on Repayment of LIBOR Rate Loans. The Borrower may not repay any LIBOR Rate Loan on any day other than on the last day of the Interest Period applicable thereto unless such repayment is accompanied by any amount required to be paid pursuant to Section 4.16.

     SECTION 4.3 Evidence of Indebtedness.

     (a) Extensions of Credit. The Extensions of Credit made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Extensions of Credit made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a
Revolving Credit Note, which shall evidence such Revolving Credit Lender's
Revolving Credit Loans, or a Term Note, which shall evidence such Term Loan
Lender's Term Loan Commitment Percentage of the Term Loan, as applicable, in addition to such accounts or records. Each Lender may attach schedules to its
Revolving Note or Term Note, as applicable, and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

     (b) Participations. In addition to the accounts and records referred to in subsection (a), each Revolving Credit Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swingline Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of

                                       35

any Revolving Credit Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

     SECTION 4.4 Repayment; Limited Incurrence during Cleandown Period. During each Fiscal Year, the Borrower shall select a Cleandown Period. On the first day of each Cleandown Period, the Borrower shall repay Revolving Credit Loans and/or
Swingline Loans then outstanding to the extent necessary to reduce the total amount of outstanding Revolving Credit Loans and Swingline Loans to an amount not exceeding $15,000,000. For the duration of each such Cleandown Period, the
Borrower shall not request, create or incur any Revolving Credit Loans or
Swingline Loans to the extent that the aggregate principal amount of all outstanding Revolving Credit Loans and Swingline Loans (after giving effect to any amount requested, created or incurred) would exceed $15,000,000.

     SECTION 4.5 Permanent Reduction of the Revolving Credit Commitment.

     (a) Voluntary Reduction. The Borrower shall have the right, upon at least three (3) Business Days prior irrevocable written notice to the Administrative
Agent, to permanently reduce, without premium or penalty, (i) at any time, the entire Revolving Credit Commitment or (ii) portions of the Revolving Credit
Commitment, from time to time, in each case, in an aggregate principal amount not less than $2,000,000 or any whole multiple in excess thereof.

     (b) Repayment of Excess Obligations. Each permanent reduction permitted pursuant to this Section 4.5 and, as applicable, Section 4.6 shall be accompanied by a payment of principal sufficient to reduce the aggregate outstanding Revolving Credit Loans, Swingline Loans and L/C Obligations, after such reduction to the Revolving Credit Commitment as so reduced, and if the
Revolving Credit Commitment as so reduced is less than the aggregate amount of all outstanding L/C Obligations, the Borrower shall be required to deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such L/C Obligations. Any reduction of the Revolving Credit Commitment to zero (i) shall be accompanied by payment of all outstanding Revolving Credit Loans and Swingline Loans and the
furnishing of cash collateral satisfactory to the Administrative Agent for all
L/C Obligations, and (ii) shall result in the termination of the Revolving
Credit Commitment and the Revolving Credit Facility. If the reduction of the
Revolving Credit Commitment requires the repayment of any LIBOR Rate Loan, such repayment shall be accompanied by any amount required to be paid pursuant to
Section 4.15. All such cash collateral shall be applied in accordance with
Section 11.2(b).

     SECTION 4.6 Termination of Revolving Credit Facility. The Revolving Credit
Facility, the Swingline Facility and the L/C Facility shall terminate and the
Revolving Credit Commitment shall be automatically reduced to zero on the
Revolving Credit Termination Date.

     SECTION 4.7 Interest.

     (a) Interest Rate Options. Subject to the provisions of this Section 4.7, at the election of the Borrower, the aggregate unpaid principal balance of (i)
each Revolving Credit Loan and the Term Loan shall bear interest at the Base
Rate or the LIBOR Rate plus the Applicable Margin, and (ii) each Swingline Loan shall bear interest at the Swingline Rate. The Borrower

                                       36

shall select the rate of interest and Interest Period, if any, applicable to any
LIBOR Rate Loan at the time a Notice of Borrowing is given pursuant to Section
4.1(a) or at the time a Notice of Conversion/Continuation is given pursuant to
Section 4.8. Any Loan or any portion thereof as to which the Borrower has not duly specified an interest rate as provided herein shall be deemed a Base Rate
Loan.

     (b) Interest Periods. In connection with each LIBOR Rate Loan, the
Borrower, by giving notice at the times described in Section 4.7(a), shall elect an interest period (each, an "Interest Period") to be applicable to such Loan, which Interest Period shall be a period of one (1), two (2), three (3), or six
(6) months; provided that:

          (i) the Interest Period shall commence on the date of advance of or conversion to any LIBOR Rate Loan and, in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the date on which the next preceding Interest Period expires;

          (ii) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, that if any Interest Period with respect to a LIBOR Rate Loan would otherwise expire on a day that is not a Business
     Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding
     Business Day;

          (iii) any Interest Period with respect to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month at the end of such Interest Period;

          (iv) no Interest Period shall extend beyond the Term Loan Termination
     Date; and

          (v) there shall be no more than ten (10) Interest Periods outstanding at any time.

     (c) Default Rate. Upon the occurrence and during the continuance of an
Event of Default, (i) the Borrower shall no longer have the option to request
LIBOR Rate Loans or Swingline Loans, (ii) all outstanding LIBOR Rate Loans shall bear interest at a rate per annum two percent (2%) in excess of the rate then applicable to LIBOR Rate Loans until the end of the applicable Interest Period and thereafter at a rate equal to two percent (2%) in excess of the rate then applicable to Base Rate Loans, (iii) all outstanding Swingline Loans shall bear interest at a rate per annum equal to two percent (2%) in excess of the rate then applicable to Swingline Loans and (iv) all outstanding Base Rate Loans and
Reimbursement Obligations shall bear interest at a rate per annum equal to two percent (2%) in excess of the rate then applicable to Base Rate Loans. Interest shall continue to accrue on the Obligations after the filing by or against the
Borrower of any petition seeking any relief in bankruptcy or under any act or law pertaining to insolvency or debtor relief, whether state, federal or foreign.

                                       37

     (d) Interest Payment and Computation. Interest on each Base Rate Loan shall be payable in arrears on the last Business Day of each calendar quarter, with the first such payment due on December 31, 2004. Interest on each LIBOR Rate
Loan shall be payable on the last day of each Interest Period applicable thereto, and if such Interest Period extends over three (3) months, at the end of each three (3) month interval during such Interest Period. All interest rates, fees and commissions provided hereunder shall be computed on the basis of a 360-day year and assessed for the actual number of days elapsed.

     (e) Maximum Rate. In no contingency or event whatsoever shall the aggregate of all amounts deemed interest hereunder charged or collected pursuant to the terms of this Agreement exceed the highest rate permissible under any Applicable
Law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that the
Lenders have charged or received interest hereunder in excess of the highest applicable rate, the rate in effect hereunder shall automatically be reduced to the maximum rate permitted by Applicable Law and the Lenders shall at the
Administrative Agent's option promptly refund to the Borrower any interest received by Lenders in excess of the maximum lawful rate or shall apply such excess to the principal balance of the Obligations. It is the intent hereof that the Borrower not pay or contract to pay, and that neither the Administrative
Agent nor any Lender receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by the
Borrower under Applicable Law.

     SECTION 4.8 Notice and Manner of Conversion or Continuation of Loans.
Provided that no Event of Default has occurred and is then continuing, the
Borrower shall have the option to (a) convert at any time all or any portion of its outstanding Base Rate Loans in a principal amount equal to $3,000,000 or any whole multiple of $500,000 in excess thereof into one or more LIBOR Rate Loans or (b) upon the expiration of any Interest Period, (i) convert all or any part of its outstanding LIBOR Rate Loans in a principal amount equal to $3,000,000 or a whole multiple of $500,000 in excess thereof into Base Rate Loans or (ii)
continue such LIBOR Rate Loans as LIBOR Rate Loans. Whenever the Borrower
desires to convert or continue Loans as provided above, the Borrower shall give the Administrative Agent irrevocable prior written notice in the form attached as Exhibit E (a "Notice of Conversion/Continuation") not later than 11:00 a.m.
three (3) Business Days before the day on which a proposed conversion or continuation of such Loan is to be effective specifying (A) the Loans to be converted or continued, and, in the case of any LIBOR Rate Loan to be converted or continued, the last day of the Interest Period therefor, (B) the effective date of such conversion or continuation (which shall be a Business Day), (C) the principal amount of such Loans to be converted or continued, and (D) the
Interest Period to be applicable to such converted or continued LIBOR Rate Loan.
The Administrative Agent shall promptly notify the applicable Lenders of such
Notice of Conversion/Continuation.

     SECTION 4.9 Fees.

     (a) Revolving Credit Facility Fees. The Borrower shall pay to the
Administrative Agent, for the account of the Revolving Credit Lenders, a non-refundable facility fee at a rate per annum equal to the Revolving Credit
Commitments of all the Lenders times the Applicable Margin, regardless of usage.
Such facility fee shall be payable in arrears on the last Business

                                       38

Day of each calendar quarter during the term of this Agreement and on the
Revolving Credit Termination Date, with the first such payment due on December
31, 2004. Such facility fee shall be distributed by the Administrative Agent to the Revolving Credit Lenders pro rata in accordance with the Revolving Credit
Lenders' respective Revolving Credit Commitment Percentages.

     (b) Administrative Agent's and Other Fees. To compensate the Administrative
Agent for structuring and syndicating the Loans and for its obligations hereunder, the Borrower agrees to pay to the Administrative Agent, for its account, the fees set forth in the Fee Letter.

     SECTION 4.10 Manner of Payment. Each payment by the Borrower on account of the principal of or interest on the Loans or of any fee, commission or other amounts payable to the Lenders under this Agreement shall be made not later than
1:00 p.m. on the date specified for payment under this Agreement to the
Administrative Agent at the Administrative Agent's Office for the account of the
Lenders (other than as set forth below) pro rata in accordance with their respective applicable Commitment Percentages, in Dollars, in immediately available funds and shall be made without any set-off, counterclaim or deduction whatsoever. Any payment received after such time but before 2:00 p.m. on such day shall be deemed a payment on such date for the purposes of Section 11.1, but for all other purposes shall be deemed to have been made on the next succeeding
Business Day. Any payment received after 2:00 p.m. shall be deemed to have been made on the next succeeding Business Day for all purposes. Upon receipt by the
Administrative Agent of each such payment, the Administrative Agent shall distribute to each Lender at its address for notices set forth herein its pro rata share of such payment in accordance with such Lender's applicable
Commitment Percentage and shall wire advice of the amount of such credit to each
Lender. Each payment to the Administrative Agent of Administrative Agent's fees or expenses shall be made for the account of the Administrative Agent and any amount payable to any Lender under Sections 4.14, 4.15, 4.16, 4.17 or 13.2 shall be paid to the Administrative Agent for the account of the applicable Lender.
Subject to Section 4.7(b)(ii), if any payment under this Agreement shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day and such extension of time shall in such case be included in computing any interest if payable along with such payment.

     SECTION 4.11 Crediting of Payments and Proceeds. In the event that the
Borrower shall fail to pay any of the Obligations when due and the Obligations have been accelerated pursuant to Section 11.2, all payments received by the
Lenders upon the Obligations and all net proceeds from the enforcement of the
Obligations shall be applied:

     First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts, including attorney fees, payable to the
Administrative Agent in its capacity as such and each Issuing Lender in their capacity as such (ratably among the Administrative Agent and the Issuing Lenders in proportion to the respective amounts described in this clause First payable to them);

     Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the
Lenders, including attorney fees

                                       39

(ratably among the Lenders in proportion to the respective amounts described in this clause Second payable to them);

     Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and Reimbursement Obligations (ratably among the Lenders in proportion to the respective amounts described in this clause
Third payable to them);

     Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, the Reimbursement Obligations and any Swap Obligations
(including any termination payments and any accrued and unpaid interest thereon)
(ratably among the Lenders in proportion to the respective amounts described in this clause Fourth held by them);

     Fifth, to the Administrative Agent for the account of the Issuing Lender, to cash collateralize the aggregate undrawn and unexpired amount of the then outstanding Letters of Credit pursuant to Section 11.2(b); and

     Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by
Applicable Law.

     SECTION 4.12 Adjustments. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender's receiving payment of a proportion of the aggregate amount of its
Loans and accrued interest thereon or other such obligations (other than pursuant to Sections 4.15, 4.16, 4.17 or 13.2) greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them; provided that

     (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and

     (ii) the provisions of this paragraph shall not be construed to apply to
(x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its
Loans or participations in Swingline Loans and Letters of Credit to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this paragraph shall apply).

The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the
Borrower and each Guarantor rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the
Borrower or such Guarantor in the amount of such participation.

                                       40

     SECTION 4.13 Nature of Obligations of Lenders Regarding Extensions of
Credit; Assumption by the Administrative Agent. The obligations of the Lenders under this Agreement to make the Loans and issue or participate in Letters of
Credit are several and are not joint or joint and several. Unless the
Administrative Agent shall have received notice from a Lender prior to a proposed borrowing date that such Lender will not make available to the
Administrative Agent such Lender's ratable portion of the amount to be borrowed on such date (which notice shall not release such Lender from its obligations hereunder), the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the proposed borrowing date in accordance with Section 4.1(b) and Section 3A.2(b) and the Administrative Agent
may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If such amount is made available to the
Administrative Agent on a date after such borrowing date, such Lender shall pay to the Administrative Agent on demand an amount, until paid, equal to the product of (a) the amount not made available by such Lender in accordance with the terms hereof, times (b) the daily average Federal Funds Rate during such period as determined by the Administrative Agent, times (c) a fraction the numerator of which is the number of days that elapse from and including such borrowing date to the date on which such amount not made available by such
Lender as required by the terms hereof shall have become immediately available to the Administrative Agent and the denominator of which is 360. A certificate of the Administrative Agent with respect to any amounts owing under this Section
4.13 shall be conclusive, absent manifest error. If such Lender's Commitment
Percentage of such borrowing is not made available to the Administrative Agent by such Lender within three (3) Business Days of such borrowing date, the
Administrative Agent shall be entitled to recover such amount made available by the Administrative Agent with interest thereon at the rate per annum applicable to Base Rate Loans hereunder, on demand, from the Borrower. The failure of any
Lender to make available its Commitment Percentage of any Loan requested by the
Borrower shall not relieve it or any other Lender of its obligation, if any, hereunder to make its Commitment Percentage of such Loan available on such borrowing date, but no Lender shall be responsible for the failure of any other
Lender to make its Commitment Percentage of such Loan available on the borrowing date.

     SECTION 4.14 Changed Circumstances.

     (a) Circumstances Affecting LIBOR Rate Availability. If with respect to any
Interest Period the Administrative Agent or any Lender (after consultation with
Administrative Agent) shall determine that, by reason of circumstances affecting the foreign exchange and interbank markets generally, deposits in eurodollars, in the applicable amounts are not being quoted via Telerate Page 3750 or offered to the Administrative Agent or such Lender for such Interest Period, then the
Administrative Agent shall forthwith give notice thereof to the Borrower.
Thereafter, until the Administrative Agent notifies the Borrower that such circumstances no longer exist, the obligation of the Lenders to make LIBOR Rate
Loans and the right of the Borrower to convert any Loan to or continue any Loan as a LIBOR Rate Loan shall be suspended, and the Borrower shall repay in full
(or cause to be repaid in full) the then outstanding principal amount of each such LIBOR Rate Loans together with accrued interest thereon, on the last day of the then current Interest Period applicable to such LIBOR Rate Loan

                                       41

or convert the then outstanding principal amount of each such LIBOR Rate Loan to a Base Rate Loan as of the last day of such Interest Period.

     (b) Laws Affecting LIBOR Rate Availability. If, after the date hereof, the introduction of, or any change in, any Applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any of their respective Lending
Offices) with any request or directive (whether or not having the force of law)
of any such Authority, central bank or comparable agency, shall make it unlawful or impossible for any of the Lenders (or any of their respective Lending
Offices) to honor its obligations hereunder to make or maintain any LIBOR Rate
Loan, such Lender shall promptly give notice thereof to the Administrative Agent and the Administrative Agent shall promptly give notice to the Borrower and the other Lenders. Thereafter, until the Administrative Agent notifies the Borrower that such circumstances no longer exist, (i) the obligations of the Lenders to make LIBOR Rate Loans and the right of the Borrower to convert any Loan or continue any Loan as a LIBOR Rate Loan shall be suspended and thereafter the
Borrower may select only Base Rate Loans hereunder, and (ii) if any of the
Lenders may not lawfully continue to maintain a LIBOR Rate Loan to the end of the then current Interest Period applicable thereto as a LIBOR Rate Loan, the applicable LIBOR Rate Loan shall immediately be converted to a Base Rate Loan for the remainder of such Interest Period.

     SECTION 4.15 Increased Costs.

     (a) Increased Costs Generally. If any Change in Law shall:

          (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or advances, loans or other credit extended or participated in by, any Lender (except any reserve requirement reflected in the LIBOR Rate) or any Issuing Lender;

          (ii) subject any Lender or any Issuing Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any LIBOR Rate Loan made by it, or change the basis of taxation of payments to such Lender or such Issuing
     Lender in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 4.17 and the imposition of, or any change in the rate of any Excluded Tax payable by such Lender or such Issuing Lender); or

          (iii) impose on any Lender or any Issuing Lender or the London interbank market any other condition, cost or expense affecting this
     Agreement or LIBOR Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such
Lender of making, converting into or maintaining any LIBOR Rate Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or such Issuing Lender of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or such Issuing Lender hereunder (whether of principal, interest or any other amount)

                                       42

then, upon request of such Lender or such Issuing Lender, the Borrower shall promptly pay to any such Lender or such Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing
Lender, as the case may be, for such additional costs incurred or reduction suffered.

     (b) Capital Requirements. If any Lender or any Issuing Lender determines that any Change in Law affecting such Lender or such Issuing Lender or any lending office of such Lender or such Lender's or such Issuing Lender's holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or such Issuing Lender's capital or on the capital of such Lender's or such Issuing Lender's holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the
Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Lender, to a level below that which such Lender or such Issuing Lender or such Lender's or such Issuing Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or such Issuing Lender's policies and the policies of such Lender's or such Issuing Lender's holding company with respect to capital adequacy), then from time to time the Borrower shall promptly pay to such Lender or such Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Lender or such
Lender's or such Issuing Lender's holding company for any such reduction suffered.

     (c) Certificates for Reimbursement. A certificate of a Lender or an Issuing
Lender setting forth the amount or amounts necessary to compensate such Lender or such Issuing Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section 4.15 and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or such
Issuing Lender, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

     (d) Delay in Requests. Failure or delay on the part of any Lender or any
Issuing Lender to demand compensation pursuant to this Section 4.15 shall not constitute a waiver of such Lender's or such Issuing Lender's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or an Issuing Lender pursuant to this Section 4.15 for any increased costs incurred or reductions suffered more than three (3) months prior to the date that such Lender or such Issuing Lender, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or such Issuing Lender's intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the three-month period referred to above shall be extended to include the period of retroactive effect thereof).

     SECTION 4.16 Indemnity. The Borrower hereby indemnifies each of the Lenders against any loss or expense which may arise or be attributable to each Lender's obtaining, liquidating or employing deposits or other funds acquired to effect, fund or maintain any Loan (a) as a consequence of any failure by the Borrower to make any payment when due of any amount due hereunder in connection with a LIBOR
Rate Loan, (b) due to any failure of the Borrower to borrow, continue or convert on a date specified therefor in a Notice of Borrowing or Notice of
Conversion/Continuation or (c) due to any payment, prepayment or conversion of any

                                       43

LIBOR Rate Loan on a date other than the last day of the Interest Period therefor. The amount of such loss or expense shall be determined, in the applicable Lender's sole discretion, based upon the assumption that such Lender funded its Revolving Credit Commitment Percentage of the LIBOR Rate Loans in the
London interbank market and using any reasonable attribution or averaging methods which such Lender deems appropriate and practical. A certificate of such
Lender setting forth the basis for determining such amount or amounts necessary to compensate such Lender shall be forwarded to the Borrower through the
Administrative Agent and shall be conclusively presumed to be correct save for manifest error.

     SECTION 4.17 Taxes.

     (a) Payments Free of Taxes. Any and all payments by or on account of any
Obligations shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required by applicable law to deduct any Indemnified Taxes (including any Other
Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.17) the
Administrative Agent, Lender or Issuing Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made,
(ii) the Borrower shall make such deductions and (iii) the Borrower shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with Applicable Law; provided, no such additional amount shall be required to be paid to any Lender under clause (i) above except to the extent of any change after the date hereof (in the case of each Lender listed on the signature pages hereof on the Closing Date) or after the effective date of the
Assignment and Assumption pursuant to which such Lender became a Lender (in the case of each other Lender) in any such requirement for a deduction, withholding or payment from that in effect at the date hereof or at the date of such
Assignment Agreement, as the case may be, in respect of payments to such Lender.

     (b) Payment of Other Taxes by the Borrower. Without limiting the provisions of paragraph (a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

     (c) Indemnification by the Borrower. The Borrower shall indemnify the
Administrative Agent, each Lender and each Issuing Lender, within thirty (30)
days after demand therefor, for the full amount of any Indemnified Taxes or
Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 4.17) paid by the
Administrative Agent, such Lender or such Issuing Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.
A certificate as to the amount of such payment or liability delivered to the
Borrower by a Lender or an Issuing Lender (with a copy to the Administrative
Agent), or by the Administrative Agent on its own behalf or on behalf of a
Lender or an Issuing Lender, shall be conclusive absent manifest error.

     (d) Evidence of Payments. As soon as practicable after any payment of
Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority,
the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such

                                       44

Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the
Administrative Agent.

     (e) Status of Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other
Loan Document shall deliver to the Borrower (with a copy to the Administrative
Agent), at the time or times prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by Applicable Law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Without limiting the generality of the foregoing, in the event that the Borrower is a resident for tax purposes in the United States, any Foreign Lender shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign
Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent, but only if such
Foreign Lender is lawfully able to do so), whichever of the following is applicable:

          (i) duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the
     United States is a party,

          (ii) duly completed copies of Internal Revenue Service Form W-8ECI,

          (iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a "bank"
     within the meaning of section 881(c)(3)(A) of the Code, (B) a "10 percent shareholder" of the Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a "controlled foreign corporation" described in section
     881(c)(3)(C) of the Code and (y) duly completed copies of Internal Revenue
     Service Form W-8BEN, or

          (iv) any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower to determine the withholding or deduction required to be made.

     (f) Treatment of Certain Refunds. If the Administrative Agent, a Lender or
an Issuing Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the
Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 4.17, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 4.17 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent, such Lender or such Issuing Lender, as the case may be, and without interest (other than

                                       45

any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrower, upon the request of the Administrative
Agent, such Lender or such Issuing Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or such Issuing Lender in the event the Administrative Agent, such Lender or such
Issuing Lender is required to repay such refund to such Governmental Authority.
This paragraph shall not be construed to require the Administrative Agent, any
Lender or any Issuing Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.

     (g) Failure to Provide Documentation. For any period with respect to which a Lender has failed to provide the Borrower with the appropriate form, certificate or other document described in subsection (e) of this Section 4.17
(other than if such failure is due to a change in the applicable law, or in the interpretation or application thereof, occurring after the date on which a form, certificate or other document originally was required to be provided or if such form, certificate or other document otherwise is not required under subsection
(e) of this Section 4.17), such Lender shall not be entitled to indemnification or payment under subsection (a), (b) and (c) of this Section 4.17 with respect to Taxes imposed by the United States by reason of such failure; provided, however, that should a Lender become subject to Taxes because of its failure to deliver a form, certificate or other document required hereunder, the Borrower shall take such steps as such Lender may reasonably request to assist such
Lender in recovering such Taxes.

     (h) Survival. Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 4.17 shall survive the payment in full of the Obligations and the termination of the Commitments.

     SECTION 4.18 Duty to Mitigate; Replacement of Lenders.

     (a) Designation of a Different Lending Office. If any Lender requests compensation under Section 4.15, or requires the Borrower to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 4.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section
4.15 or Section 4.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

     (b) Replacement of Lenders. If any Lender requests compensation under
Section 4.15, or if the Borrower is required to pay any additional amount to any
Lender or any Governmental Authority for the account of any Lender pursuant to
Section 4.17, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in,

                                       46

and consents required by, Section 13.10), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a
Lender accepts such assignment); provided that

          (i) the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 13.10,

          (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in Letters of Credit funded by such Lender which have not been reimbursed pursuant to the terms hereof, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 4.16) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts),

          (iii) in the case of any such assignment resulting from a claim for compensation under Section 4.15 or payments required to be made pursuant to
     Section 4.17, such assignment will result in a reduction in such compensation or payments thereafter, and

          (iv) such assignment does not conflict with applicable law.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

                                    ARTICLE V

                  CLOSING; CONDITIONS OF CLOSING AND BORROWING

     SECTION 5.1 Closing. The closing shall take place at the offices of Kennedy
Covington Lobdell & Hickman, L.L.P., Charlotte, North Carolina at 9:00 a.m. on
October 20, 2004, or on such other date and at such other place as the parties hereto shall mutually agree.

     SECTION 5.2 Conditions to Closing and Initial Extensions of Credit. The
obligations of the Lenders to close this Agreement and to make the initial Loan and issue the initial Letters of Credit are subject to the satisfaction of each of the following conditions:

     (a) Executed Loan Documents. This Agreement, the Guaranty Agreement and any
other Loan Documents shall have been duly authorized, executed and delivered to the Administrative Agent by the parties thereto, shall be in full force and effect and no default shall exist thereunder, and the Borrower shall have delivered original counterparts thereof to the Administrative Agent.

     (b) Closing Certificates; etc.

          (i) Officer's Certificate of the Borrower. The Administrative Agent
     shall have received a certificate from the chief executive officer or chief financial officer of the

                                       47

     Borrower, in form and substance satisfactory to the Administrative Agent, to the effect that all representations and warranties of the Borrower contained in this Agreement and the other Loan Documents are true, correct and complete; that the Borrower is not in violation of any of the covenants contained in this Agreement and the other Loan Documents; that, after giving effect to the transactions contemplated by this Agreement, no
     Default or Event of Default has occurred and is continuing; and that the
     Borrower has satisfied each of the closing conditions.

          (ii) Partnership Documents; Secretary's Certificates. The
     Administrative Agent shall have received (A) a certificate of the Secretary or Assistant Secretary of the Borrower and each Guarantor dated the Closing
     Date and certifying with respect to the Borrower and each Guarantor (1)
     that attached thereto is a true and complete copy of the organizational documents and all amendments thereto of each of them, certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of organization, (2) that attached thereto is a true and complete copy of the partnership agreement, by-laws or equivalent document of each of them in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (3) below, (3) that attached thereto is a true and complete copy of resolutions duly adopted by the respective governing boards of each of them authorizing, as applicable, the execution, delivery and performance of the Loan Documents to which it is party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (4) that the organizational documents of each of them have not been amended since the date of the last amendment thereto shown on the certificate of good standing attached thereto and (5) as to the incumbency and specimen signature of each officer executing any Loan
     Document, Partnership Document or any other document delivered in connection herewith on its behalf; and (B) a certificate of another officer as to the incumbency and specimen signature of such Secretary or Assistant
     Secretary executing the certificate pursuant to (A) above.

          (iii) Certificates of Good Standing. The Administrative Agent shall have received long-form certificates as of a recent date of the good standing of the Borrower and each Subsidiary under the laws of their respective jurisdictions of organization and a certificate of the relevant taxing authorities of such jurisdictions certifying that such Person has filed required tax returns and owes no delinquent taxes.

          (iv) Opinions of Counsel. The Administrative Agent shall have received favorable opinions of counsel to the Borrower addressed to the
     Administrative Agent and the Lenders with respect to the Borrower, the
     Guarantors, the Loan Documents and such other matters as the Lenders shall request.

          (v) Tax Forms. The Administrative Agent shall have received copies of the United States Internal Revenue Service forms required by Section
     4.17(e).

          (vi) Insurance Certificate. The Administrative Agent shall have received a detailed schedule of the Borrower's insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby.

                                       48

     (c) Consents; Defaults.

          (i) Governmental and Third Party Approvals. All necessary approvals, authorizations and consents, if any be required, of any Person, including, without limitation, board approvals of the Parent and the General Partner, as applicable, and of all Governmental Authorities and courts having jurisdiction with respect to the transactions contemplated by this
     Agreement and the other Loan Documents shall have been obtained.

          (ii) No Injunction, Etc. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any Governmental Authority to enjoin, restrain, or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of this Agreement or the other Loan Documents or the consummation of the transactions contemplated hereby or thereby, or which, in the Administrative Agent's discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement and such other Loan Documents.

          (iii) No Event of Default. No Default or Event of Default shall have occurred and be continuing.

     (d) Financial Matters.

          (i) Financial Statements. The Administrative Agent shall have received the most recent audited Consolidated financial statements and unaudited consolidated financial statements for the period ended June 26, 2004 of the
     Borrower and its Subsidiaries, all in form and substance satisfactory to the Administrative Agent.

          (ii) Payment at Closing; Fee Letters. There shall have been paid by the Borrower to the Administrative Agent and the Lenders the fees set forth or referenced in Section 4.9 and any other accrued and unpaid fees or commissions due hereunder (including, without limitation, legal fees and expenses), and to any other Person such amount as may be due thereto in connection with the transactions contemplated hereby, including all taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of any of the Loan Documents.

     (e) Miscellaneous.

          (i) Notice of Borrowing; Notice of Account Designation. The
     Administrative Agent shall have received a Notice of Borrowing from the
     Borrower in accordance with Section 4.1(a), and a Notice of Account
     Designation specifying the account or accounts to which the proceeds of any loans made after the Closing Date are to be disbursed.

          (ii) Proceedings and Documents. All opinions, certificates and other instruments and all proceedings in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Lenders. The Lenders shall have received copies of all other instruments and other evidence as the Lender may reasonably

                                       49

     request, in form and substance satisfactory to the Lenders, with respect to the transactions contemplated by this Agreement and the taking of all actions in connection therewith.

          (iii) Continuation of the Existing Loans. (A) All outstanding
     Revolving Credit Loans under the Original Credit Agreement (the "Existing
     Revolving Credit Loans") made by any Original Lender who is not a Lender hereunder shall be repaid in full and the commitments and other obligations and rights (except as expressly set forth in the Original Credit Agreement)
     of such Original Lender shall be terminated, (B) all Existing Revolving
     Credit Loans not being repaid under item (A) above, shall be, from and after the Closing Date, Revolving Credit Loans hereunder and the
     Administrative Agent shall make such transfers of funds as are necessary in order that the outstanding balance of such Revolving Credit Loans, together with any Revolving Credit Loans funded hereunder on the Closing Date, reflect the Revolving Credit Commitments of the Lenders hereunder, (C) all outstanding Acquisition Loans (as defined in the Original Credit Agreement)
     under the Original Credit Agreement shall be repaid in full and the commitments and other obligations and rights (except as expressly set forth in the Original Credit Agreement) of the Original Lenders in connection with the Acquisition Loans shall be terminated, (D) all of the Existing
     Letters of Credit shall be, from and after the Closing Date, Stand Alone
     Letters of Credit hereunder, (E) all accrued but unpaid interest due on the
     Existing Revolving Credit Loans and the Acquisition Loans to the Closing
     Date shall be paid in cash in full on the Closing Date, (F) all accrued but unpaid fees under the Original Credit Agreement owing to the Administrative
     Agent and the Lenders under the Original Credit Agreement to the Closing
     Date shall be paid in cash in full on the Closing Date, and (G) all outstanding promissory notes issued by the Borrower to the Original Lenders under the Original Credit Agreement shall be deemed canceled and the originally executed copies thereof shall be promptly returned to the
     Administrative Agent who shall forward such notes to the Borrower.

     SECTION 5.3 Conditions to All Extensions of Credit. The obligations of the
Lenders to make any Extension of Credit is subject to the satisfaction of the following conditions precedent on the relevant borrowing or issue date, as applicable:

     (a) Continuation of Representations and Warranties. The representations and warranties contained in Article VI or otherwise made by the Borrower or any
Subsidiary in any Loan Document shall be true and correct, in all material respects, on and as of such borrowing or issuance date with the same effect as if made on and as of such date.

     (b) No Existing Default. No Default or Event of Default shall have occurred and be continuing hereunder (i) on the borrowing date with respect to such Loan or after giving effect to the Loans to be made on such date or (ii) or the issue date with respect to such Letter of Credit or after giving affect to such
Letters of Credit on such date.

     (c) Officer's Compliance Certificate; Additional Documents. The
Administrative Agent shall have received the current Officer's Compliance
Certificate and each additional document, instrument, legal opinion or other item of information reasonably requested by it.

                                       50

                                   ARTICLE VI

                 REPRESENTATIONS AND WARRANTIES OF THE BORROWER

     SECTION 6.1 Representations and Warranties. To induce the Administrative
Agent and Lenders to enter into this Agreement and to induce the Lenders to make the Extensions of Credit, the Borrower hereby represents and warrants to the
Administrative Agent and Lenders both before and after giving effect to the transactions contemplated hereunder that:

     (a) Organization; Power; Qualification. Each of the Borrower, its
Subsidiaries, the Parent and the General Partner is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, has the power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted and is duly qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization, except where the failure to so qualify would not have a Material Adverse Effect. The jurisdictions in which the
Borrower and its Subsidiaries are organized and qualified to do business are described on Schedule 6.1(a).

     (b) Ownership.

          (i) Each Subsidiary of the Borrower is listed on Part I of Schedule
     6.1(b). The capitalization of the Borrower and its Subsidiaries consists of the number of shares of stock or other ownership interests, authorized, issued and outstanding, of such classes and series, with or without par value, described on Part I of Schedule 6.1(b). All outstanding shares or other ownership interests have been duly authorized and validly issued and are fully paid and nonassessable. The shareholders or other equity owners of its Subsidiaries of the Borrower and the number of shares or other ownership interests owned by each are described on Part I of Schedule
     6.1(b). There are no outstanding warrants, subscriptions, options, securities, instruments or other rights of any type or nature whatsoever, which are convertible into, exchangeable for or otherwise provide for or permit the issuance of capital stock or other ownership interests of the
     Borrower or its Subsidiaries, except as described on Part I of Schedule
     6.1(b).

          (ii) The sole general partner of the Parent is the General Partner, which owns 224,625 General Partner Units, representing in the aggregate a
     1.0% general partner interest in the Parent. The sole general partner of the Borrower is the General Partner, which owns a 1.0101% general partner interest in the Borrower. The only limited partner of the Borrower is the
     Parent, which owns a 98.9899% limited partner interest in the Borrower and the Borrower does not have any partners other than the General Partner and the Parent. Each General Partner Unit is entitled to share pro rata with the Common Units in all distributions by the Parent.

     (c) Authorization of Agreement, Loan Documents and Borrowing. Each of the
Borrower and its Subsidiaries has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Agreement and each of the other Loan Documents to which it is a party in accordance with their

                                       51

respective terms. This Agreement and each of the other Loan Documents have been duly executed and delivered by the duly authorized officers of the Borrower and each of its Subsidiaries party thereto, and each such document constitutes the legal, valid and binding obligation of the Borrower or its Subsidiary party thereto, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors' rights in general and the availability of equitable remedies.

     (d) Compliance of Agreement, Loan Documents and Borrowing with Laws, Etc.
The execution, delivery and performance by the Borrower and its Subsidiaries of the Loan Documents to which each such Person is a party, in accordance with their respective terms, the borrowings hereunder and the transactions contemplated hereby do not and will not, by the passage of time, the giving of notice or otherwise, (i) require any Governmental Approval or violate any
Applicable Law relating to the Borrower or any of its Subsidiaries, (ii)
conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws or other organizational documents of the Borrower or any of its Subsidiaries or any indenture, agreement or other instrument to which such Person is a party or by which any of its properties may be bound or any
Governmental Approval relating to such Person, or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by such Person other than Liens arising under the
Loan Documents.

     (e) Compliance with Law; Governmental Approvals. Each of the Borrower and its Subsidiaries (i) has all Governmental Approvals required by any Applicable
Law for it to conduct its business, each of which is in full force and effect, is final and not subject to review on appeal and is not the subject of any pending or, to the best of its knowledge, threatened attack by direct or collateral proceeding, and (ii) is in compliance with each Governmental Approval applicable to it and in compliance with all other Applicable Laws relating to it or any of its respective properties, except, in each case, to the extent such non-compliance would not have a Material Adverse Effect.

     (f) Tax Returns and Payments. Each of the Borrower, its Subsidiaries, the
General Partner and the Parent has duly filed or caused to be filed all material federal, state and local tax returns required by Applicable Law to be filed, and has paid, or made adequate provision for the payment of, all federal, state, local and other taxes, assessments and governmental charges or levies upon it and its property, income, profits and assets which are due and payable, other than those the validity of which the Borrower, any Subsidiary, the General
Partner or the Parent is contesting in good faith by appropriate proceedings and with respect to which the Borrower, such Subsidiary, the General Partner or the
Parent shall, to the extent required by GAAP, have set aside on its books adequate reserves. No Governmental Authority has asserted any Lien or other claim against the Borrower or Subsidiary thereof with respect to unpaid taxes which has not been discharged or resolved. The charges, accruals and reserves on the books of the Borrower and any of its Subsidiaries in respect of federal, state, local and other taxes for all Fiscal Years and portions thereof since the organization of the Borrower and any of its Subsidiaries are in the judgment of the Borrower adequate, and the Borrower does not anticipate any additional taxes or assessments for any of such years.

                                       52

     (g) Intellectual Property Matters. Each of the Borrower and its
Subsidiaries owns or possesses rights to use all franchises, licenses, copyrights, copyright applications, patents, patent rights or licenses, patent applications, trademarks, trademark rights, trade names, trade name rights, copyrights and rights with respect to the foregoing which are required to conduct its business. No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such rights, and neither the Borrower nor any Subsidiary thereof is liable to any
Person for infringement under Applicable Law with respect to any such rights as a result of its business operations.

     (h) Environmental and Safety Matters. Each of the Business, the Borrower,
each Subsidiary, the General Partner and the Parent has complied in all respects with all Environmental and Safety Laws except for violations that either alone or in the aggregate could not reasonably be expected to result in a Material
Adverse Effect. None of the Business, the Borrower, any Subsidiary, the General
Partner or the Parent has received notice of any failure so to comply which alone or together with any other such failure could reasonably be expected to result in a Material Adverse Effect. None of the Business, the Borrower, any
Subsidiary, the General Partner or the Parent manages or handles any hazardous wastes, hazardous substances, hazardous materials, toxic substances or toxic pollutants referred to in or regulated by Environmental and Safety Laws in violation of such laws or of any other applicable law where such violation could reasonably be expected to result, individually or together with other violations, in a Material Adverse Effect. To the best knowledge of the Borrower, none of the Business, the Borrower, any Subsidiary, the General Partner or the
Parent has any liabilities or contingent liabilities relating to environmental or employee health and safety matters (including on-site or off-site contamination) which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

     (i) ERISA.

          (i) The Borrower and each ERISA Affiliate is in material compliance with all applicable provisions of ERISA and the regulations and published interpretations thereunder and no ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other ERISA Events could reasonably be expected to result in a Material Adverse Effect.

          (ii) Each Employee Benefit Plan that is intended to be qualified under
     Section 401(a) of the Code has been determined by the Internal Revenue
     Service to be so qualified, and each trust related to such plan has been determined to be exempt under Section 501(a) of the Code.

          (iii) Except where the failure of any of the following representations to be correct in all material respects could not reasonably be expected to have a Material Adverse Effect, neither the Borrower nor any ERISA
     Affiliate has: (A) engaged in a nonexempt prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code, (B) incurred any liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid, (C)
     failed to make a required contribution or payment to a Multiemployer Plan, or (D) failed to make a required installment or other required payment under Section 412 of the Code.

                                       53

     (j) Margin Stock. Neither the Borrower nor any Subsidiary thereof is engaged principally or as one of its activities in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" (as each such term is defined or used in the regulations of the Board of Governors of the
Federal Reserve System). No part of the proceeds of any of the Loans will be used for purchasing or carrying margin stock in violation of, or for any purpose which violates, the provisions of Regulation T, U or X of such Board of
Governors.

     (k) Government Regulation. Neither the Borrower nor any Subsidiary thereof is an "investment company" or a company "controlled" by an "investment company"
(as each such term is defined or used in the Investment Company Act of 1940, as amended) and neither the Borrower nor any Subsidiary thereof is, or after giving effect to any Extension of Credit will be, subject to regulation under the
Public Utility Holding Company Act of 1935 or the Interstate Commerce Act, each as amended, or any other Applicable Law which limits its ability to incur or consummate the transactions contemplated hereby.

     (l) Agreements. (i) None of the Business, the Borrower, any of its
Subsidiaries, the General Partner nor the Parent is a party to any agreement or instrument or subject to any restriction in its partnership or corporate organizational documents that (i) will have the effect of prohibiting or restraining, or will impose adverse conditions upon, any of the transactions contemplated hereby or the payment of dividends or the making of any loans, investments or transfers by any Subsidiary to or in the Borrower or (ii) has
resulted or could reasonably be expected to result in a Material Adverse Effect.

     (m) No Defaults. None of the Business, the Borrower, any of its
Subsidiaries, the General Partner or the Parent is in default in any manner, and there is no event or condition which with notice or lapse of time or both would constitute such a default or event of default, under any indenture or other agreement or instrument evidencing Indebtedness, any Contingent Obligation set forth on Schedule 6.1(m) or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such default could reasonably be expected to result in a Material
Adverse Effect.

     (n) Employee Relations. None of the Borrower and its Subsidiaries is,
except as set forth on Schedule 6.1(n), party to any collective bargaining agreement nor has any labor union been recognized as the representative of its employees. There are no strikes against the Business, the Borrower or any
Subsidiary pending or, to the best knowledge of the Borrower, threatened, other than strikes which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The hours worked and payments made to employees of the Business, the Borrower, each Subsidiary, the General
Partner and the Parent have not been in violation of the Fair Labor Standards
Act or any other applicable law dealing with such matters except for violations that either alone or in the aggregate could not reasonably be expected to result in a Material Adverse Effect. All material payments due from the Business, the
Borrower, any Subsidiary, the General Partner and the Parent, or for which any claim may be made against the Business, the Borrower, any Subsidiary, the
General Partner or the Parent, on account of wages and employee health and welfare insurance and other benefits have been paid

                                       54

or accrued as a liability on the books of the Business, the Borrower, such
Subsidiary, the General Partner or the Parent, as applicable, in compliance with
GAAP.

     (o) Burdensome Provisions. Neither the Borrower nor any Subsidiary thereof is subject to any Governmental Approval or Applicable Law which is so unusual or burdensome as in the foreseeable future could be reasonably expected to have a
Material Adverse Effect. The Borrower and its Subsidiaries do not presently anticipate that future expenditures needed to meet the provisions of any statutes, orders, rules or regulations of a Governmental Authority will be so burdensome as to have a Material Adverse Effect.

     (p) Financial Statements. The audited Consolidated balance sheets of the
Borrower and its Subsidiaries as of September 25, 2004 and the related statements of income and partners' capital and cash flows for the Fiscal Years then ended, copies of which have been furnished to the Administrative Agent and each Lender, are complete and correct and fairly present the assets, liabilities and financial position of the Borrower and its Subsidiaries as at such dates, and the results of the operations and changes of financial position for the periods then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP. The
Borrower and its Subsidiaries have no Indebtedness, obligation or other unusual forward or long-term commitment which is not fairly reflected in the foregoing financial statements or in the notes thereto.

     (q) No Material Adverse Change. Since September 25, 2004 there has been no material adverse change in the properties, business, operations, prospects, or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole, and no event has occurred or condition arisen that could reasonably be expected to have a Material Adverse Effect.

     (r) Solvency. As of the Closing Date and after giving effect to each
Extension of Credit made hereunder, the Borrower and its Subsidiaries, on a consolidated basis, will be Solvent.

     (s) Titles to Properties. Each of the Borrower and its Subsidiaries has
such title to the real property owned by it as is necessary or desirable to the conduct of its business and valid and legal title to all of its material personal property and assets, including, but not limited to, those reflected on the balance sheets of the Borrower and its Subsidiaries delivered pursuant to
Section 6.1(p), except those which have been disposed of by the Borrower or its
Subsidiaries subsequent to such date which dispositions have been in the ordinary course of business, of assets or properties no longer used or usable in the conduct of its business or as otherwise expressly permitted hereunder.

     (t) Liens. None of the properties and assets of the Borrower or any
Subsidiary thereof is subject to any Lien, except Liens permitted pursuant to
Section 10.2. No financing statement under the Uniform Commercial Code of any state which names the Borrower or any Subsidiary thereof or any of their respective trade names or divisions as debtor and which has not been terminated, has been filed in any state or other jurisdiction and neither the Borrower nor any Subsidiary thereof has signed any such financing statement or any security agreement

                                       55

authorizing any secured party thereunder to file any such financing statement, except to perfect those Liens permitted by Section 10.2.

     (u) Indebtedness and Contingent Obligations. Schedule 6.1(u) is a complete and correct listing of all Indebtedness and Contingent Obligations of the
Borrower and its Subsidiaries in excess of $5,000,000.

     (v) Litigation. There are no actions, suits or proceedings pending nor, to the knowledge of the Borrower, threatened against or in any other way relating adversely to or affecting the Borrower or any Subsidiary thereof or any of their respective properties in any court or before any arbitrator of any kind or before or by any Governmental Authority, except for actions, suits or proceedings that, if adversely determined, could, individually or in the aggregate, not reasonably be expected to result in a Material Adverse Effect.

     (w) Absence of Defaults. No event has occurred or is continuing which constitutes a Default or an Event of Default, or which constitutes, or which with the passage of time or giving of notice or both would constitute, a default or event of default by the Borrower or any Subsidiary thereof under any judgment, decree or order by which the Borrower or its Subsidiaries or any of their respective properties may be bound or which would require the Borrower or its Subsidiaries to make any payment thereunder prior to the scheduled maturity date therefor.

     (x) OFAC. None of the Borrower or any Subsidiary or Affiliate thereof: (i)
is a person named on the list of Specially Designated Nationals or Blocked
Persons maintained by OFAC available at http://www.treas.gov/offices/
enforcement/ofac/ sdn/index.html, or as otherwise published from time to time;
or (ii) is (A) an agency of the government of a country, (B) an organization controlled by a country, or (C) a person resident in a country that is subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treas.gov/offices/enforcement/ofac/sanctions/index.html, or as otherwise published from time to time, as such program may be applicable to such agency, organization or person; or (iii) derives a substantial portion of its assets or operating income from investments in or transactions with any such country, agency, organization or person; and (iv) none of the proceeds from the loan will be used to finance any operations, investments or activities in, or make any payments to, any such country, agency, organization, or person.

     (y) Accuracy and Completeness of Information. All written information, reports and other papers and data produced by or on behalf of the Borrower or any Subsidiary thereof and furnished to the Lenders were, at the time the same were so furnished, complete and correct in all material respects; provided, that any projections or pro forma financial information contained in any of the foregoing are represented and warranted only to have been based upon good faith estimates and assumptions believed by the management of the Borrower and its
Subsidiaries to be reasonable at the time prepared. No document furnished or written statement made to the Administrative Agent or the Lenders by the
Borrower or any Subsidiary thereof in connection with the negotiation, preparation or execution of this Agreement or any of the Loan Documents contains or will contain any untrue statement of a fact material to the creditworthiness of the Borrower or its Subsidiaries or omits or will omit to state a fact necessary in order to make the

                                       56

statements contained therein not misleading. The Borrower is not aware of any facts which it has not disclosed in writing to the Administrative Agent having a
Material Adverse Effect, or insofar as the Borrower can now foresee, could reasonably be expected to have a Material Adverse Effect.

     SECTION 6.2 Survival of Representations and Warranties, Etc. All
representations and warranties set forth in this Article VI and all representations and warranties contained in any certificate, or any of the Loan
Documents (including but not limited to any such representation or warranty made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement. All representations and warranties made under this Agreement shall be made or deemed to be made at and as of the
Closing Date, shall survive the Closing Date and shall not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Lenders or any borrowing hereunder.

                                   ARTICLE VII

                        FINANCIAL INFORMATION AND NOTICES

     Until all the Obligations have been finally and indefeasibly paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner set forth in Section 13.12, the Borrower will furnish or cause to be furnished to the Administrative Agent at its addresses set forth in
Section 13.1, or such other office as may be designated by the Administrative
Agent from time to time:

     SECTION 7.1 Financial Statements.

     (a) Quarterly Financial Statements. As soon as practicable and in any event within fifty (50) days after the end of each of the first three fiscal quarters
(or, if such date is earlier, five (5) days after the date of any required public filing by the Parent of Form 10-Q for such fiscal quarter with the
Securities and Exchange Commission), an unaudited Consolidated balance sheet of the Borrower and its Subsidiaries as of the close of such fiscal quarter and unaudited Consolidated statements of income, partners' capital and cash flows for the fiscal quarter then ended and that portion of the Fiscal Year then ended, all in reasonable detail setting forth in comparative form the corresponding figures for the preceding Fiscal Year and prepared by the Borrower in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the period, and certified by the chief financial officer of the Borrower to present fairly in all material respects the financial condition of the Borrower and its
Subsidiaries as of their respective dates and the results of operations of the
Borrower and its Subsidiaries for the respective periods then ended, subject to normal year end adjustments.

     (b) Annual Financial Statements of Borrower. As soon as practicable and in any event within ninety-five (95) days after the end of each Fiscal Year (or, if such date is earlier, five (5) days after the date of any required public filing by the Parent of Form 10-K for such

                                       57

Fiscal Year with the Securities and Exchange Commission), an unaudited
Consolidated balance sheet of the Borrower and its Subsidiaries as of the close of such Fiscal Year and unaudited Consolidated statements of income, partners'
capital and cash flows for the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures for the preceding Fiscal Year and prepared by the Borrower in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the period, and certified by the chief financial officer of the Borrower to present fairly in all material respects the financial condition of the Borrower and its
Subsidiaries as of their respective dates and the results of operations of the
Borrower and its Subsidiaries for the respective periods then ended.

     (c) Annual Financial Statements of Parent. As soon as practicable and in any event within ninety-five (95) days after the end of each Fiscal Year (or, if such date is earlier, five (5) days after the date of any required public filing by the Parent of Form 10-K for such Fiscal Year with the Securities and Exchange
Commission), an audited Consolidated balance sheet of the Parent and its
Subsidiaries as of the close of such Fiscal Year and audited Consolidated statements of income, partners' capital and cash flows for the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures for the preceding Fiscal Year and audited by PricewaterhouseCoopers LLP or other independent certified public accountants reasonably acceptable to the Administrative Agent and, if applicable, containing disclosure of the effect on the financial position or results of operation of any change in the application of accounting principles and practices during the year, and accompanied by a report thereon by such certified public accountants that is not qualified with respect to scope limitations imposed by the Parent or any of its Subsidiaries or with respect to accounting principles followed by the Parent or any of its Subsidiaries not in accordance with GAAP.

     (d) Annual Projections. Within thirty (30) days following the request of the Administrative Agent, financial projections of the Borrower and its
Subsidiaries for the ensuing four (4) fiscal quarters, such projections to include, on a quarterly basis, projected income statements, statements of cash flows and balance sheets, accompanied by a certificate from the chief financial officer of the Borrower to the effect that, to the best of such officer's knowledge, such projections are good faith estimates (utilizing reasonable assumptions) of the financial condition and operations of the Borrower and its
Subsidiaries for such period.

     SECTION 7.2 Officer's Compliance Certificate. At each time financial statements are delivered pursuant to Sections 7.1(a) ,(b) or (c), a certificate of the chief financial officer or the treasurer of the Borrower in the form of
Exhibit F attached hereto (an "Officer's Compliance Certificate").

     SECTION 7.3 Other Reports.

     (a) Promptly upon receipt thereof, copies of all reports, if any, submitted to the Parent, the Borrower or their respective Board of Supervisors by their independent public

                                       58

accountants in connection with their auditing function, including, without limitation, any management report and any management responses thereto;

     (b) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the
General Partner, the Parent, the Borrower or any Subsidiary with the Securities and Exchange Commission or any Governmental Authority succeeding to any of or all the functions of said Commission, or with any national securities exchange, or distributed to the holders of Common Unit, as the case may be;

     (c) At each time financial statements are delivered pursuant to Section
7.1(b), a certificate of such accountants addressed to the Lenders stating that, in connection with their audit, nothing came to their attention that caused them to believe that the Borrower failed to comply with the terms, covenants, provisions or conditions of Articles VIII, IX, X or XI, insofar as they relate to financial and accounting matters or, if such is not the case, specifying such non-compliance and its nature and period of existence;

     (d) written notice of any action or decision by the Board of Supervisors of the Parent to change the amount of the Minimum Quarterly Distribution or not to pay all or any portion of the Minimum Quarterly Distribution, which notice shall be delivered within three (3) Business Days after such action or decision; and

     (e) such other information regarding the operations, business affairs and financial condition of the Borrower or any of its Subsidiaries (including, without limitation, any financial or actuarial reports or filings made with respect to any Employee Benefit Plan) as the Administrative Agent or any Lender
may reasonably request.

     SECTION 7.4 Notice of Litigation and Other Matters. Prompt (but in no event later than ten (10) days after an officer of the Borrower obtains knowledge thereof) telephonic and written notice of:

     (a) the commencement of all proceedings and investigations by or before any
Governmental Authority and all actions and proceedings in any court or before any arbitrator against or involving the Borrower or any Subsidiary thereof or any of their respective properties, assets or businesses, which, if adversely determined, could reasonably be expected to have a Material Adverse Effect;

     (b) any notice of any violation received by the Borrower or any Subsidiary thereof from any Governmental Authority including, without limitation, any notice of violation of Environmental and Safety Laws which in any such case could reasonably be expected to have a Material Adverse Effect;

     (c) any labor controversy that has resulted in a strike or other work action against the Borrower or any Subsidiary thereof that could reasonably be expected to have a Material Adverse Effect;

                                       59

     (d) any attachment, judgment, lien, levy or order exceeding $10,000,000 that may be assessed against the Borrower or any Subsidiary thereof;

     (e) any Default or Event of Default together with a written statement of a
Responsible Officer setting forth details of such Event of Default and the action which the Borrower has taken, is taking or proposes to take with respect thereto;

     (f) any event which makes any of the representations set forth in Section
6.1 inaccurate in any respect; and

     (g) any other development that has resulted in, or could reasonably be expected to result in a Material Adverse Effect.

     SECTION 7.5 Accuracy of Information. All written information, reports, statements and other papers and data furnished by or on behalf of the Borrower to the Administrative Agent or any Lender (other than financial forecasts)
whether pursuant to this Article VII or any other provision of this Agreement, or any other of the Loan Documents, shall be, at the time the same is so furnished, complete and correct in all material respects to the extent necessary to give the Administrative Agent or any Lender, (a) with respect to financial statements and reports, complete, true and accurate knowledge of the subject matter based on the Borrower's knowledge of the financial condition of the
Borrower and/or its Subsidiaries for the date or period to which such financial statements or reports relate and, (b) with respect to all other written information, reports, statements and other papers and data, complete, true and accurate knowledge of the subject matter based on the Borrower's knowledge thereof.

                                  ARTICLE VIII

                              AFFIRMATIVE COVENANTS

     Until the Obligations have been finally and indefeasibly paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner provided for in Section 13.12, the Borrower will, and will cause each of its Subsidiaries to:

     SECTION 8.1 Existence; Businesses and Properties.

     (i) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and qualify and remain qualified as a foreign entity in each jurisdiction in which the failure to do so would have a
Material Adverse Effect, except as otherwise permitted by Section 10.5.

     (ii) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; maintain and operate such business in substantially the manner in which it is presently conducted and operated; and at all times maintain and preserve all property material to the conduct of such business and keep such

                                       60

property in good repair, working order and condition and from time to time make, or cause to be made, all needed and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times.

     SECTION 8.2 Insurance. Keep its insurable properties adequately insured at all times by financially sound and reputable insurers; maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with similarly situated companies in the same or similar businesses, including public liability insurance against claims for personal injury or death or property damage occurring upon in, about or in connection with the use of any properties owned occupied or controlled by it and maintain such other insurance as may be required by Applicable Law; provided, however, that nothing in this Section 8.2 shall preclude the Borrower or any Subsidiary from being self-insured to the extent customary with similarly situated companies in the same or similar businesses.

     SECTION 8.3 Taxes. Pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, would give rise to a Lien upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and adequate reserves in respect thereof shall be maintained in accordance with GAAP.

     SECTION 8.4 Employee Benefits. Comply in all material respects with the applicable provisions of ERISA and the Code and furnish to the Administrative
Agent as soon as possible after, and in any event within 10 days after any
Responsible Officer of the Borrower or any ERISA Affiliate knows or has reason to know that, any ERISA Event has occurred that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower in an aggregate amount exceeding $5,000,000, a statement of a Financial Officer setting forth details as to such ERISA Event and the action, if any, that the Borrower proposes to take with respect thereto.

     SECTION 8.5 Access to Premises and Records; Confidentiality. Maintain
financial records in accordance with GAAP, and upon reasonable notice permit representatives of the Lenders to have access to such financial records and the premises of the Borrower or any Subsidiary at reasonable times and to make such excerpts from such records as such representatives deem necessary in connection with their evaluation of the Borrower's ability to repay the Loans or any
Subsidiary's ability to perform its obligations under the Guaranty Agreement.
Each Lender agrees to keep all information obtained by it pursuant to this
Section 8.5 and all other non-public information delivered to it by the Borrower or any Subsidiary pursuant to this Agreement confidential except to the extent that (i) disclosure is made, subject to this confidentiality agreement, to
Affiliates, officers, directors, employees, agents and representatives of such
Lender or to the Administrative Agent or any other Lender, (ii) disclosure of such information is made pursuant to applicable law, regulations, subpoena, judicial process or the like or at the request of any regulatory authority to which it is subject or to its counsel or

                                       61

auditors or in any legal proceeding arising out of this Agreement, (iii) such information is or becomes publicly available other than by such Lender's breach of this Section 8.5, (iv) disclosure is made to an actual or prospective assignee or participant pursuant to Section 13.10 or (v) such information becomes available to such Lender from a third party which, by making such information available, has not, to such Lender's knowledge, breached any obligation of confidentiality it may owe.

     SECTION 8.6 Compliance with Laws. Comply with all applicable laws, rules and regulations, and all orders of any Governmental Authority, applicable to it or any of its property, business, operations or transactions (including ERISA and all Environmental and Safety Laws), except where the failure so to comply could not reasonably be expected to result in a Material Adverse Effect, and provide prompt written notice to the Lenders following the receipt of any notice of any violation of any such laws, rules, regulations or orders from any
Governmental Authority charged with enforcing the same where such violation could reasonably be expected to result in a Material Adverse Effect.

     SECTION 8.7 Additional Guarantors. Notify the Administrative Agent if at
any time the Borrower or any Subsidiary determines to acquire or form any Person which would upon such acquisition or formation constitute a domestic Subsidiary and to cause any such newly acquired or formed domestic Subsidiary to become a guarantor under the Guaranty Agreement by the execution of documentation reasonably satisfactory to the Administrative Agent immediately upon such acquisition or formation.

     SECTION 8.8 Use of Proceeds. Use the proceeds of (a) the Revolving Credit
Loans, Swingline Loans and Letters of Credit (i) for working capital and general partnership purposes of the Borrower and its Subsidiaries and (ii) for payment of fees and expenses incurred in connection with this Agreement and (b) the Term
Loan to redeem and refinance, in part, the Senior Notes and the Refinancing
Notes, including any make-whole or premium payments required in connection therewith, and to pay fees and expenses related thereto.

     SECTION 8.9 Partnership Documents. Perform and comply with, and cause each of the General Partner and the Parent to perform and comply in all material respects with all its obligations under each of the Partnership Documents to which it is a party and enforce and cause each of the General Partner and the
Parent to enforce, in all material respects, each such Partnership Document against each other party thereto.

     SECTION 8.10 Compliance with Environmental and Safety Laws. Comply, and use reasonable efforts to cause all lessees and other Persons occupying its properties to comply, in all material respects with all Environmental and Safety
Laws and environmental permits applicable to its operations and properties;
obtain and renew all material environmental permits necessary for its operations and properties; and conduct any necessary remedial action in accordance with
Environmental and Safety Laws; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to undertake any remedial action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained under GAAP with respect to such circumstances.

                                       62

     SECTION 8.11 Preparation of Environmental Reports. If a Default caused by reason of a breach of Sections 6.1(h) or 8.10 shall have occurred and be continuing, at the request of the Required Lenders through the Administrative
Agent, provide to Lenders within forty-five (45) days after such request, at the expense of the Borrower, an environmental site assessment report for the properties which are the subject of such Default prepared by an environmental consulting firm acceptable to the Administrative Agent and consented to by the
Borrower (which consent shall not be unreasonably withheld or delayed), indicating the presence or absence of hazardous materials and the estimated cost of any compliance or remedial action in connection with such properties.

     SECTION 8.12 Corporate Identity. Do or cause to be done (or refrain from doing or causing to be done, as the case may be) all things necessary to ensure that the separate legal identity of the Borrower will at all times be respected and that neither the Borrower nor any of its Subsidiaries will be liable for any obligations, contractual or otherwise, of the General Partner, the Parent or any other entity in which the General Partner or the Parent owns any equity interest, except as permitted under Section 10.6(b) or Section 10.7. Without limiting the foregoing, the Borrower will (a) observe, and cause the General
Partner and the Parent to observe, all requirements, procedures and formalities necessary or advisable in order that the Borrower will for all purposes be considered a validly existing partnership separate and distinct from the General
Partner, the Parent and their other subsidiaries, (b) not permit any commingling of the assets of the General Partner, the Parent or any of their other subsidiaries with assets of the Borrower or any Subsidiary which would prevent the assets of the General Partner, the Parent or any of their subsidiaries from being readily distinguished from the assets of the Borrower and its Subsidiaries and (c) take reasonable and customary actions to ensure that creditors of the
General Partner, the Parent and their other subsidiaries are aware that each such Person is an entity separate and distinct from the Borrower and its
Subsidiaries.

     SECTION 8.13 Federal Reserve Regulations. In the event the Borrower or any
Subsidiary shall use any proceeds of Loans to acquire or carry any Margin Stock, the Borrower will not at any time thereafter permit more than 25% of the value of the assets of the Borrower and its Subsidiaries subject to the provisions of
Section 10.2 or 10.5 to be Margin Stock.

     SECTION 8.14 Available Cash Reserves. Maintain an amount of cash reserves that is necessary or appropriate in the reasonable discretion of the Board of
Supervisors of the Borrower to (i) provide for the proper conduct of the business of the Borrower and its Subsidiaries (including reserves for future capital expenditures) subsequent to such quarter, (ii) comply with applicable law or any loan agreement (including, but not limited to, this Agreement), security agreement, mortgage, debt instrument or other agreement or obligation to which the Borrower or any, Subsidiary is a party or by which it is bound or its assets are subject and (iii) provide funds for distributions to partners of the Parent and the General Partner in respect of any one or more of the next four quarters; provided that disbursements made or cash reserves established, increased or reduced after the end of any quarter but on or before the date of determination of Available Cash with respect to such quarter shall be deemed to have been made, established, increased or reduced for purposes of determining
Available Cash, within such quarter if the Board of Supervisors of the Company so determines. In addition, without limitation or duplication of the foregoing,
Available Cash for any fiscal quarter shall reflect an

                                       63

amount of cash reserves equal to the reserves required pursuant to the last paragraph of the definition of "Available Cash".

     SECTION 8.15 Further Assurances. Make, execute and deliver all such additional and further acts, things, deeds and instruments as the Administrative
Agent or any Lender may reasonably require to document and consummate the transactions contemplated hereby and to vest completely in and insure the
Administrative Agent and the Lenders their respective rights under this
Agreement and the other Loan Documents.

                                   ARTICLE IX

                               FINANCIAL COVENANTS

     Until all of the Obligations have been finally and indefeasibly paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner set forth in Section 13.11, the Borrower and its
Subsidiaries on a Consolidated basis will not:

     SECTION 9.1 Interest Coverage Ratio. Permit the ratio of EBITDA to Interest
Expense as of the end of any fiscal quarter for the four-quarter-period ending as of such date to be less than 2.50 to 1.00.

     SECTION 9.2 Leverage Ratio. Permit the Leverage Ratio as of the end of any
fiscal quarter to be greater than 4.00 to 1.00.

                                    ARTICLE X

                               NEGATIVE COVENANTS

     Until all of the Obligations have been finally and indefeasibly paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner set forth in Section 14.11, the Borrower will not, and will not cause or permit any of its Subsidiaries to:

     SECTION 10.1 Indebtedness. Incur, create, assume or permit to exist any
Indebtedness, except:

     (a) Indebtedness for borrowed money existing on the date hereof in an aggregate principal amount not in excess of $100,000;

     (b) Indebtedness created hereunder and under the other Loan Documents;

     (c) in the case of the Guarantors, the Guarantees under the Guaranty
Agreement;

     (d) [Intentionally Omitted]

     (e) [Intentionally Omitted]

                                       64

     (f) [Intentionally Omitted]

     (g) Indebtedness of the Borrower or any Wholly-Owned Subsidiary to any
Subsidiary or the Borrower, as the case may be;

     (h) Indebtedness of the Borrower and its Subsidiaries owed to any Person providing worker's compensation, health, disability or other employee benefits or property, casualty or liability insurance to the Borrower or any Subsidiary, pursuant to reimbursement or indemnification obligations to such Person;

     (i) Indebtedness of the Borrower or its Subsidiaries in respect of performance bonds, bid bonds, appeal bonds, surety bonds and similar obligations, in each case provided in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business, and any extension, renewal or refinancing thereof to the extent not provided to secure the repayment of other Indebtedness and to the extent that the amount of refinancing Indebtedness is not greater than the amount of Indebtedness being refinanced;

     (j) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within two (2) Business Days of its incurrence;

     (k) Indebtedness of a Subsidiary acquired after the date hereof and
Indebtedness of a corporation merged or consolidated with or into the Borrower or any Subsidiary after the date hereof, which Indebtedness in each case exists at the time of such acquisition, merger, consolidation or conversion into a
Subsidiary and is not created in contemplation of such event and where such acquisition, merger or consolidation is otherwise permitted by this Agreement;
provided that the aggregate principal amount of Indebtedness under this paragraph (k) shall not at any time exceed $5,000,000;

     (l) Indebtedness incurred, issued or assumed by the Borrower (i) to finance the acquisitions, improvements or repairs (to the extent such improvements and repairs may be capitalized on the books of the Borrower in accordance with GAAP)
of, or additions to, the property and assets of the Borrower, or (ii) to replace, extend, renew, refund or refinance any such Indebtedness; provided that:

          (i) the aggregate principal amount of Indebtedness incurred in connection with any such replacement, extension, renewal, refunding or refinancing shall not exceed the outstanding principal amount of
     Indebtedness so replaced, extended, renewed, refunded or refinanced;

          (ii) the aggregate principal amount of Indebtedness incurred under this clause (l) and outstanding at any time shall not exceed (A)
     $25,000,000 plus (B) an amount equal to the aggregate net proceeds received by the Borrower as consideration for the issuance by the

                                       65

     Borrower of additional partnership interests or as a capital contribution in each case for the purpose of financing such acquisitions, improvements, repairs or additions less (C) any amount of reductions in the Revolving
     Credit Commitments pursuant to Section 4.5;

          (iii) such Indebtedness is secured by a Lien on the property or assets so acquired, improved or repaired and does not include a negative pledge on any other assets of the Borrower or its Subsidiaries;

     (m) obligations described under clause (j) of the definition of
"Indebtedness" in an aggregate stated amount at any time outstanding, not in excess of $5,000,000;

     (n) obligations under Commodity Hedging Agreements respecting actual volumes of propane inventory of the Borrower incurred in accordance with the
Borrower's commodity hedging policy, previously approved by the Lenders;

     (o) Indebtedness incurred in connection with Hedging Agreements entered into with respect to the Parent, the Borrower or any Subsidiary with a counterparty and upon terms and conditions (including interest rate) reasonably satisfactory to the Administrative Agent; provided that any counterparty that is a Lender shall be deemed satisfactory to the Administrative Agent;

     (p) Indebtedness incurred in connection with Swap Agreements entered into with respect to the Parent, the Borrower or any Subsidiary (other than Hedging
Agreements permitted pursuant to Section 10.1(o)) in an aggregate amount not to exceed $15,000,000 (valued at the termination value thereof computed in accordance with a method approved by the International Swap Dealers Association and agreed to by such Person in the applicable Swap Agreement, if any) on any date of determination; and

     (q) other unsecured Indebtedness of the Borrower in an aggregate principal amount at any time outstanding not in excess of $5,000,000.

     SECTION 10.2 Liens. Create, incur, assume or permit to exist any Lien on any property or assets (including stock or other securities of any Person, including any Subsidiary) now owned or hereafter acquired by it or any income or revenues or rights in respect or any thereof, or sell or transfer any account receivable or any right in respect thereof, except:

     (a) Liens on property or assets of the Borrower existing on the date hereof and set forth in Schedule 10.2; provided that such Liens shall secure only those obligations that they secure on the date hereof and shall not apply to any other property or assets of the Borrower or any Subsidiary;

     (b) any Lien arising as a result of a transaction permitted under Section
10.5(e);

     (c) any Lien existing on any property or asset of the Borrower or any
Subsidiary prior to the acquisition thereof by the Borrower or any Subsidiary securing Indebtedness permitted by Section 10.1(k); provided that (i) such Lien is not created in contemplation of or in connection

                                       66

with such acquisition and (ii) such Lien does not apply to any other property or asset of the Borrower or any Subsidiary;

     (d) Liens (other than any Lien imposed by ERISA) incurred and pledges and deposits made in the ordinary course of business in connection with workers'
compensation, unemployment insurance, old-age pensions, retiree health benefits and other social security benefits and deposits securing liability to insurance carriers under insurance or self-insurance arrangements in respect of such obligations;

     (e) Liens securing the performance of bids, tenders, leases, contracts
(other than for the repayment of borrowed money), statutory obligations surety, customs and appeal bonds and other obligations of a like nature, incurred as an incident to and in the ordinary course of business;

     (f) Liens imposed by law, such as carriers', warehousemen's, mechanics', materialmen's and vendors' liens, incurred in good faith in the ordinary course of business and securing obligations which are not yet due or which are being contested in good faith by appropriate proceedings as to which the Borrower or a
Subsidiary, as the case may be, shall have, to the extent required by GAAP, set aside on its books adequate reserves;

     (g) Liens securing the payment of taxes, assessments and governmental charges or levies, either (i) not delinquent or (ii) being contested in good faith by appropriate legal or administrative proceedings and as to which the
Borrower or a Subsidiary, as the case may be, shall have, to the extent required by GAAP, set aside on its books adequate reserves;

     (h) zoning restrictions, easements, licenses, reservations, provisions, covenants, conditions, waivers, restrictions on the use of property or irregularities of title (and with respect to leasehold interests, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent of the lessee) which do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business;

     (i) Liens on the property or assets of any Subsidiary in favor of the
Borrower or any other Wholly-Owned Subsidiary;

     (j) extensions, renewals and replacements of Liens referred to in paragraphs (a) through (i) of this Section 10.2; provided that any such extension, renewal or replacement Lien shall be limited to the property or assets (or improvements thereon) covered by the Lien extended, renewed or replaced and that the obligations secured by any such extension, renewal or replacement Lien shall be in an amount not greater than the amount of the obligations secured by the Lien extended, renewed or replaced;

     (k) attachment or judgment Liens not giving rise to an Event of Default and which are being contested in good faith by appropriate proceedings;

                                       67

     (l) leases or subleases of equipment to customers that do not materially interfere with the conduct of the business of the Borrower and its Subsidiaries taken as a whole;

     (m) Liens consisting of interests of lessors under Capital Leases permitted hereunder;

     (n) any Lien created to secure all or any part of the purchase price, or to secure Indebtedness incurred or assumed to pay all or any part of the purchase price or cost of construction, of property acquired or constructed by the
Borrower or a Subsidiary after the date hereof; provided, that (i) any such Lien shall be confined solely to the item or items of such property (or improvement therein) so acquired or constructed and, if required by the terms of the instrument creating such Lien, other property (or improvement thereon) which is an improvement to such acquired or constructed property, (ii) any such Lien shall be created contemporaneously with, or within ten (10) Business Days after, the acquisition or construction of such property, and (iii) such Lien does not exceed an amount equal to 85% (100% in the case of Capital Leases) of the fair market value of such assets (as determined in good faith by the Board of
Supervisors of the Borrower) at the time of acquisition thereof;

     (o) Liens securing Indebtedness permitted by Section 10.1(l);

     (p) Liens securing Indebtedness (including interests of lessors under
Capital Leases) permitted by Section 10.1, so long as immediately after giving effect thereto, the aggregate amount of the Indebtedness secured by such Liens shall not exceed 2.5% of Total Assets; and

     (q) Liens on accounts receivable granted by any ESCO in connection with a
Consolidated Billing Program.

Notwithstanding the foregoing, the Borrower will not, and will not permit any
Subsidiary to, create, assume or incur any Lien upon or with respect to any of its proprietary software developed by or on behalf of the Borrower or its
Affiliates and necessary and useful for the conduct of the Business.

     SECTION 10.3 Sale and Lease-Back Transactions. Enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, real or personal used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred, in an aggregate amount not to exceed
$25,000,000.

     SECTION 10.4 Investments, Loans and Advances. Directly or indirectly purchase or own any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any Person, or make or permit to remain outstanding any loan or advance to, or guarantee, endorse or otherwise be or become contingently liable, directly or indirectly, in connection with the obligations of any Person, or make any other Investment, except:

     (a) Investments (i) arising out of loans and advances to employees incurred in the ordinary course of business, (ii) arising out of extensions of trade credit or advances to third

                                       68

parties in the ordinary course of business and (iii) acquired by reason of the exercise of customary creditors' rights upon default or pursuant to the bankruptcy, insolvency or reorganization of a debtor;

     (b) Guarantees that constitute Indebtedness to the extent permitted by
Sections 9.2 and 10.1 and other Guarantees that are not Guarantees of
Indebtedness and are undertaken in the ordinary course of business;

     (c) Investments in (collectively, "Cash Equivalents")

          (i) marketable obligations issued or unconditionally guaranteed by the
     United States of America, or issued by any agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within one year or less from the date of acquisition thereof;

          (ii) marketable direct obligations issued by any state of the United
     States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and having as at such date the highest rating obtainable from either Standard & Poor's Rating Group or Moody's Investors
     Service, Inc.;

          (iii) commercial paper maturing no more than 270 days from the date of creation thereof and having as at the date of acquisition thereof one of the two highest ratings obtainable from either Standard & Poor's Rating
     Group or Moody's Investors Service, Inc.;

          (iv) certificates of deposit maturing one year or less from the date of acquisition thereof issued by commercial banks incorporated under the laws of the United States of America or any state thereof or the District of Columbia or Canada or issued by the United States branch of any commercial bank organized under the laws of any country in Western Europe or Japan, with capital and stockholders' equity of at least $500,000,000
     (or the equivalent in the currency of such country), (A) the commercial paper or other short term unsecured debt obligations of which are as at such date rated either A-2 or better (or comparably if the rating system is changed) by Standard & Poor's Rating Group or Prime-2 or better (or comparably if the rating system is changed) by Moody's Investors Service,
     Inc. or (B) the long-term debt obligations of which are as at such date rated either A or better (or comparably if the rating system is changed) by
     Standard & Poor's Rating Group or A-2 or better (or comparably if the rating system is changed) by Moody's Investors Service, Inc. ("Permitted
     Banks");

          (v) Eurodollar time deposits having a maturity of less than 270 days from the date of acquisition thereof purchased directly from any Permitted
     Bank;

          (vi) bankers' acceptances eligible for rediscount under requirements of The Board of Governors of the Federal Reserve System and accepted by
     Permitted Banks;

          (vii) money market funds having assets of not less than $500,000,000;

                                       69

          (viii) obligations of the type described in clauses (i), (ii), (iii),
     (iv) or (v) above purchased from a securities dealer designated as a
     "primary dealer" by the Federal Reserve Bank of New York or from a
     Permitted Bank as counterparty to a written repurchase agreement obligating such counterparty to repurchase such obligations not later than fourteen
     (14) days after the purchase thereof and which provides that the obligations which are the subject thereof are held for the benefit of the
     Borrower or a Subsidiary by a custodian which is a Permitted Bank and which is not a counterparty to the repurchase agreement in question;

     (d) liabilities with respect to any Swap Agreements or Commodities Hedging
Agreements; and

     (e) investments made by a Subsidiary in the Borrower.

     SECTION 10.5 Mergers, Consolidations, Sales of Assets and Acquisitions.
Merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any substantial part of its assets (whether now owned or hereafter acquired), or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or any substantial part of the assets of, or any division or line of business of, any other Person, except that this Section 10.5 shall not prohibit;

     (a) the purchase and sale of inventory in the ordinary course of business by the Borrower or any Subsidiary or the acquisition of facilities and equipment in the ordinary course of business;

     (b) if at the time thereof and immediately after giving effect thereto no
Event of Default or Default shall have occurred and be continuing

          (i) the merger of any Subsidiary into the Borrower in a transaction in which the Borrower is the surviving Person, or the merger or consolidation of any Subsidiary with and into any other Wholly-Owned domestic Subsidiary, in each case in a transaction in which no Person other than the Borrower or a Subsidiary receives any consideration; and

          (ii) the merger of any other Person with and into the Borrower or a
     Subsidiary if the Borrower or such Subsidiary is the surviving entity and after giving effect to such transaction (A) the Consolidated Net Worth of the Borrower and its Subsidiaries shall be not less than the Consolidated
     Net Worth of the Borrower and its Subsidiaries immediately prior to such transaction, (B) substantially all the assets and business of the Borrower and its Subsidiaries shall be located in the United States and (C) the
     Borrower and its Subsidiaries shall be in compliance, on a pro forma basis after giving effect to such transaction, with the covenants contained in
     Article IX recomputed as of the last day of the most recently ended fiscal quarter of the Borrower and its Subsidiaries as if such transaction had occurred on the first day of each relevant period for testing such compliance, and the Borrower shall have delivered to the Administrative
     Agent an Officer's Compliance Certificate to such effect, together with all relevant financial information and calculations demonstrating such compliance;

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     (c) Permitted Business Acquisitions and other investments permitted by
Section 10.4;

     (d) sales, leases or other dispositions of equipment or real property of the Borrower or its Subsidiaries determined by the Board of Supervisors of the
Borrower or senior management of the Borrower to be no longer useful or necessary in the operation of the business of the Borrower or its Subsidiaries;

     (e) sales, leases or other dispositions of property for consideration

          (i) at least 80% of which consists of cash and the remainder of which consists of investments permitted under Section 10.4, or

          (ii) consisting of cash and one or more Permitted Business
     Acquisitions which the Board of Supervisors of the Borrower shall have determined, as evidenced by a resolution thereof, have in the aggregate a fair market value not less than the fair market value of the property being sold, leased or otherwise disposed of; provided that (A) no issuance of the
     Capital Stock (or of any warrant, right or option to purchase or otherwise acquire any such Capital Stock or any security convertible into or exchangeable for any such Capital Stock) of any Subsidiary may be made to any Person other than the Borrower or a Wholly-Owned domestic Subsidiary except for the purpose of qualifying directors or in satisfaction of pre-emptive rights of holders of minority interests which are triggered by an issuance of Capital Stock to the Borrower or any Wholly-Owned domestic
     Subsidiary and (B) no sale may be made of the Capital Stock (or of any warrant, right or option to purchase or otherwise acquire any such Capital
     Stock or any security convertible into or exchangeable for any such Capital
     Stock) of any Subsidiary except in connection with a sale, transfer or other disposition in which (1) simultaneously with such sale, transfer or disposition, all the Capital Stock and Indebtedness of such Subsidiary at the time owned by the Borrower and any other Subsidiary shall be sold, transferred or disposed of as an entirety; (2) in the case of any such transaction involving value of $1,000,000 or more, the Board of Supervisors of the Borrower shall have determined, as evidenced by a resolution thereof, that the proposed sale, transfer or disposition of such Capital
     Stock and Indebtedness is in the best interests of the Borrower; (3) such
     Capital Stock and Indebtedness are sold, transferred or otherwise disposed of to a Person for cash or other consideration that would constitute an investment permitted under Section 10.4 and, in the case of any such transaction involving value of $1,000,000 or more, on terms reasonably determined by the Board of Supervisors of the Borrower to be adequate and satisfactory; (4) the Subsidiary being disposed of shall not have any continuing investment in the Borrower or any other Subsidiary not being simultaneously disposed of; and (5) such sale, transfer or other disposition shall not otherwise be prohibited by this Agreement; and

     (f) sales of accounts receivable by any ESCO in connection with a
Consolidated Billing Program.

     SECTION 10.6 Restricted Payments. Directly or indirectly declare, order, pay, make or set apart any sum for any Restricted Payment, except that:

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     (a) the Borrower may declare or order, and make, pay or set apart, once during each fiscal quarter, a Restricted Payment in an amount not exceeding the sum of an amount to be distributed by the Parent to its partners promptly upon receipt from the Borrower plus an amount equal to the proportionate distribution from the Borrower to the General Partner in respect of such distribution,

     (b) the Borrower may declare or order, and make, pay or set apart,
Restricted Payments to the General Partner and the Parent to fund the payment by them of tax liabilities, legal, accounting and other professional fees and expenses, compensation, fees and expenses of the Elected Supervisors of the
Parent (as defined in the Parent Partnership Agreement) and indemnification of and contribution to all Persons entitled to indemnification or contribution under Section 8.14 of the Parent Partnership Agreement (as in effect on the
Closing Date), any fees and expenses associated with registration statements filed with the Securities and Exchange Commission and subsequent ongoing public reporting requirements, and other liabilities, obligations or costs of the
General Partner or the Parent in each case to the extent actually incurred by the General Partner or the Parent, as applicable, in connection with, arising from, or relating to the Business or the Parent's ownership of Capital Stock of the Borrower and its Subsidiaries, and

     (c) the Borrower may declare or order, and make, pay or set apart,
Restricted Payments to the Parent at such times and in such amounts as necessary to fund the Parent Debt Service;

provided that

          (i) the aggregate amount of Restricted Payments declared or ordered, or made, paid, or set apart in any fiscal quarter shall not exceed
     Available Cash for the immediately preceding fiscal quarter and

          (ii) no Default or Event of Default then exists and is continuing, or would be caused by such Restricted Payment, and the Borrower and it
     Subsidiaries shall be in compliance, on a pro forma basis, with the covenants contained in Article IX recomputed as of the last day of the most recently ended fiscal quarter of the Borrower and its Subsidiaries as if such action had occurred on the first day of each relevant period for testing such compliance, and the Borrower shall have delivered to the
     Administrative Agent an officer's certificate in form and substance satisfactory to the Administrative Agent to such effect on the date such
     Restricted Payment is declared or ordered, together with all relevant financial information and calculations demonstrating such compliance.

The Borrower will comply with the reserve provisions required under the definition of Available Cash. The Borrower will not, in any event, directly or indirectly declare, order, pay or make any Restricted Payment except in cash.
The Borrower will not permit any Subsidiary to declare, order, pay or make any
Restricted Payment or to set apart any sum or property for any such purpose other than to (i) the Borrower or any Wholly-Owned Subsidiary and (ii) so long as no Default or Event of Default shall have occurred and be continuing or would be caused thereby, all holders of Capital Stock of or other equity interests in such Subsidiary on a pro rata basis.

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     SECTION 10.7 Transactions with Affiliates. Sell or transfer any assets to, or purchase or acquire any assets from, or otherwise engage in any material transaction with, any Affiliate except upon fair and reasonable terms no less favorable to the Borrower or any Subsidiary than those that would prevail in an arm's-length transaction with a Person which was not an Affiliate and in a transaction entered into in the ordinary course of business and pursuant to the reasonable requirements at the time of the Borrower or such Subsidiary; provided that this Section 10.7 shall not apply to (a) Restricted Payments permitted under Section 10.6, (b) indemnification of and contribution to all Persons entitled to indemnification or contribution under Section 7.14 of the Borrower
Partnership Agreement (as in effect on the Closing Date) to the extent such indemnification or contribution arises from business or activities in connection with the Business (including securities issuances in connection with funding the
Business) or (c) transactions between the Borrower and any Wholly-Owned domestic
Subsidiary, or between Wholly-Owned domestic Subsidiaries or between
Wholly-Owned foreign Subsidiaries.

     SECTION 10.8 Business of Borrower and Subsidiaries. Engage at any time in any business or business activity other than the business currently conducted by it and business activities reasonably incidental thereto, except to the extent resulting from any acquisition permitted under Section 10.5.

     SECTION 10.9 Material Agreements; Tax Status.

     (a) (i) Directly or indirectly, make any payment, retirement, repurchase or redemption on account of the principal of or directly or indirectly prepay or defease any Indebtedness prior to the stated maturity date of such Indebtedness
(other than Indebtedness under the Loan Documents), (ii) make any payment or prepayment of any such Indebtedness that would violate the terms of this
Agreement or of such Indebtedness, any agreement or document evidencing, related to or securing the payment or performance of such Indebtedness or any subordination agreement or provision applicable to such Indebtedness or (iii)
pay in cash any amount in respect of any Indebtedness that may at the Borrower's option be paid in kind; provided that nothing in this Section 10.9 shall prohibit the termination of any Swap Agreement.

     (b) Amend or modify in any manner adverse to the Lenders any Partnership
Document or terminate in any manner any Partnership Document.

     (c) Permit any Subsidiary to enter into any agreement or instrument that by its terms restricts the payment of dividends or the making of cash advances by such Subsidiary to the Borrower or any Subsidiary that is a direct or indirect parent of such Subsidiary, other than those set forth in the Loan Documents.

     (d) Permit the Parent or the Borrower to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for Federal income tax purposes.

     SECTION 10.10 Lease Obligations. Permit the aggregate obligations that are due and payable during any Fiscal Year of the Borrower and its Subsidiaries under leases (other than obligations under Capital Leases) to exceed $30,000,000 during such Fiscal Year.

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     SECTION 10.11 Commodity Hedging Policy. The Borrower shall not amend the
Borrower's commodity hedging policy in place as of the Closing Date as set forth on Schedule 8.16 in any manner that increases the risk exposure of the Borrower
(including, without limitation, any increase of the limits thereunder) without the prior written consent of the Required Lenders, which consent shall not be unreasonably withheld.

     SECTION 10.12 Certain Accounting Changes. Change its Fiscal Year end, or
make any change in its accounting treatment and reporting practices except as required by GAAP.

     SECTION 10.13 Restrictive Agreements. Enter into any Indebtedness which contains any covenants (including, without limitation, a negative pledge on assets) more restrictive than the provisions of Articles VIII, IX and X.

                                   ARTICLE XI

                              DEFAULT AND REMEDIES

     SECTION 11.1 Events of Default. Each of the following shall constitute an
Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any
Governmental Authority or otherwise:

     (a) Default in Payment of Principal of Loans and Reimbursement Obligations.
The Borrower shall default in any payment of principal of any Loan or
Reimbursement Obligation when and as due (whether at maturity, by reason of acceleration or otherwise).

     (b) Other Payment Default. The Borrower shall default in the payment when and as due (whether at maturity, by reason of acceleration or otherwise) of interest on any Loan or Reimbursement Obligation or the payment of any other
Obligation, and such default shall continue unremedied for three (3) Business
Days.

     (c) Misrepresentation. Any representation or warranty made or deemed to be made by the Borrower or any of its Subsidiaries under this Agreement, any Loan
Document or any amendment hereto or thereto, shall prove to have been incorrect or misleading in any material respect when made or deemed made.

     (d) Default in Performance of Certain Covenants. The Borrower shall default in the performance or observance of any covenant or agreement contained in
Section 7.1, 7.2, 7.4(e) or Articles IX or X of this Agreement.

     (e) Default in Performance of Other Covenants and Conditions. The Borrower
or any Subsidiary thereof shall default in the performance or observance of any term, covenant, condition or agreement contained in this Agreement (other than as specifically provided for otherwise in this Section 11.1) or any other Loan
Document and such default shall continue for a

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period of thirty (30) days after written notice thereof has been given to the
Borrower by the Administrative Agent.

     (f) Indebtedness Cross-Default. The Parent, the Borrower or any of their
Subsidiaries shall (i) default in the payment of any Indebtedness (other than that evidenced by the Loans or any Reimbursement Obligation; but including, without limitation, the Indebtedness evidenced by the Parent Notes), the aggregate outstanding amount of which Indebtedness is in excess of $10,000,000 beyond the period of grace if any, provided in the instrument or agreement under which such Indebtedness was created, or (ii) default in the observance or performance of any other agreement or condition relating to any Indebtedness
(other than that evidenced by the Loans or any Reimbursement Obligation; but including, without limitation, the Indebtedness evidenced by the Parent Notes)
the aggregate outstanding amount of which Indebtedness is in excess of
$10,000,000, or contained in any instrument or agreement evidencing, securing or relating thereto or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, any such
Indebtedness to become due prior to its stated maturity (any applicable grace period having expired).

     (g) Other Cross-Defaults. The Borrower or any of its Subsidiaries shall default in the payment when due, or in the performance or observance, of any obligation or condition of any material contract or agreement unless, but only as long as, the existence of any such default is being contested by the Borrower or such Subsidiary in good faith by appropriate proceedings and adequate reserves in respect thereof have been established on the books of the Borrower or such Subsidiary to the extent required by GAAP.

     (h) Change in Ownership. A Change in Ownership shall occur.

     (i) Voluntary Bankruptcy Proceeding. The Borrower or any Subsidiary thereof shall (i) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (ii) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts, (iii) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws, (iv)
apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign, (v) admit in writing its inability to pay its debts as they become due, (vi) make a general assignment for the benefit of creditors, or
(vii) take any corporate action for the purpose of authorizing any of the foregoing.

     (j) Involuntary Bankruptcy Proceeding. A case or other proceeding shall be commenced against the Borrower or any Subsidiary thereof in any court of competent jurisdiction seeking (i) relief under the federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts, or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like for the Borrower or any Subsidiary thereof or for all or any substantial part

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of their respective assets, domestic or foreign, and such case or proceeding shall continue undismissed or unstayed for a period of sixty (60)
consecutive days, or an order granting the relief requested in such case or proceeding (including, but not limited to, an order for relief under such federal bankruptcy laws) shall be entered.

     (k) Failure of Agreements. Any provision of this Agreement or any provision of any other Loan Document shall for any reason cease to be valid and binding on the Borrower or any Subsidiary party thereto or any such Person shall so state in writing, other than in accordance with the express terms hereof or thereof.

     (l) ERISA Event. The occurrence of any ERISA Event that, when taken together with all other ERISA Events that have occurred, results in or could reasonably be expected to result in liability of the Borrower and its ERISA
Affiliates in an aggregate amount exceeding $10,000,000.

     (m) Judgment. A judgment or order for the payment of money which causes the aggregate amount of all such judgments to exceed $10,000,000 in any Fiscal Year shall be entered against the Borrower or any of its Subsidiaries by any court and such judgment or order shall continue undischarged or unstayed for a period of thirty (30) days.

     SECTION 11.2 Remedies. Upon the occurrence of an Event of Default, with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower:

     (a) Acceleration; Termination of Credit Facilities. Declare the principal of and interest on the Loans and the Reimbursement Obligations at the time outstanding, and all other amounts owed to the Lenders and to the Administrative
Agent under this Agreement or any of the other Loan Documents (including, without limitation, all L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) and all other Obligations (other than Swap Obligations), to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or the other Loan
Documents to the contrary notwithstanding, and terminate the Credit Facilities and any right of the Borrower to request borrowings or Letters of Credit thereunder; provided, that upon the occurrence of an Event of Default specified in Section 11.1(i) or (j), the Credit Facilities shall be automatically terminated and all Obligations (other than Swap Obligations) shall automatically become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or in any other Loan Document to the contrary notwithstanding.

     (b) Letters of Credit. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to Section 11.2(a), require the Borrower at such time to deposit in a cash collateral account with the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of
Credit; provided, that upon the occurrence of an Event of Default specified in
Section 11.1(i) or (j), the obligation of the Borrower to cash collateralize such Letters of Credit

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shall automatically become effective without further action of the
Administrative Agent or any Lender. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such
Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay the other Obligations. After all such Letters of Credit shall have expired or been fully drawn upon, the Reimbursement Obligation shall have been satisfied and all other Obligations shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the
Borrower.

     (c) Rights of Collection. Exercise on behalf of the Lenders all of its other rights and remedies under this Agreement, the other Loan Documents and
Applicable Law, in order to satisfy all of the Borrower's Obligations.

     SECTION 11.3 Rights and Remedies Cumulative; Non-Waiver; etc. The
enumeration of the rights and remedies of the Administrative Agent and the
Lenders set forth in this Agreement is not intended to be exhaustive and the exercise by the Administrative Agent and the Lenders of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the Loan Documents or that may now or hereafter exist in law or in equity or by suit or otherwise. No delay or failure to take action on the part of the Administrative Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between the Borrower, the Administrative Agent and the Lenders or their respective agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any of the other Loan Documents or to constitute a waiver of any Event of Default.

                                   ARTICLE XII

                            THE ADMINISTRATIVE AGENT

     SECTION 12.1 Appointment and Authority. Each of the Lenders and each of the
Issuing Lenders hereby irrevocably appoints Wachovia to act on its behalf as the
Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article XII are solely for the benefit of the
Administrative Agent, the Lenders and the Issuing Lenders, and neither the
Borrower nor any Subsidiary thereof shall have rights as a third party beneficiary of any of such provisions.

     SECTION 12.2 Rights as a Lender. The Person serving as the Administrative
Agent hereunder shall have the same rights and powers in its capacity as a
Lender as any other Lender and may exercise the same as though it were not the
Administrative Agent and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated or unless the context

                                       77

otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the
Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

     SECTION 12.3 Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the
Administrative Agent:

     (a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

     (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and

     (c) shall not, except as expressly set forth herein and in the other Loan
Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of their Affiliates that is communicated to or obtained by the Person serving as the Administrative
Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the
Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 13.11 and Section 11.2) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative
Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the
Borrower, a Lender or an Issuing Lender.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan
Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article V or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the
Administrative Agent.

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     SECTION 12.4 Reliance by the Administrative Agent. The Administrative Agent
shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative
Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing
Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender or such Issuing Lender unless the Administrative Agent shall have received notice to the contrary from such Lender or such Issuing Lender prior to the making of such Loan or the issuance of such Letter of Credit. The
Administrative Agent may consult with legal counsel (who may be counsel for the
Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

     SECTION 12.5 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the
Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this
Article XII shall apply to any such sub-agent and to the Related Parties of the
Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

     SECTION 12.6 Resignation of Administrative Agent.

     (a) The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the Issuing
Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the Issuing Lenders under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and
(2) all payments, communications and determinations provided to be made by, to or through the Administrative

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Agent shall instead be made by or to each Lender and each Issuing Lender directly, until such time as the Required Lenders appoint a successor
Administrative Agent as provided for above in this paragraph. Upon the acceptance of a successor's appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this paragraph). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent's resignation hereunder and under the other Loan Documents, the provisions of this Article XII and Section
13.12 shall continue in effect for the benefit of such retiring Administrative
Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring
Administrative Agent was acting as Administrative Agent.

     (b) Any resignation by Wachovia as Administrative Agent pursuant to this
Section 12.6 shall also constitute its resignation as an Issuing Lender and as
Swingline Lender. Upon the acceptance of a successor's appointment as
Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring
Issuing Lender and Swingline Lender, (b) the retiring Issuing Lender and
Swingline Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor
Issuing Lender shall issue letters of credit in substitution for the Letters of
Credit, if any, outstanding at the time of such succession or make other arrangement satisfactory to the retiring Issuing Lender to effectively assume the obligations of the retiring Issuing Lender with respect to such Letters of
Credit.

     SECTION 12.7 Non-Reliance on Administrative Agent and Other Lenders. Each
Lender and each Issuing Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this
Agreement. Each Lender and each Issuing Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other
Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

     SECTION 12.8 Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Borrower or any Guarantor, the Administrative Agent
(irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

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     (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other
Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the
Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.3(c)(i), 3.3(a), 4.9 and 13.2)
allowed in such judicial proceeding; and

     (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the
Administrative Agent and its agents and counsel, and any other amounts due the
Administrative Agent under Sections 4.9 and 13.2.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the
Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

     SECTION 12.9 No Other Duties, etc. Anything herein to the contrary notwithstanding, none of the syndication agents, documentation agents, co-agents, book manager, lead manager, arranger, lead arranger or co-arranger listed on the cover page or signature pages hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or an Issuing Lender hereunder.

                                  ARTICLE XIII

                                  MISCELLANEOUS

     SECTION 13.1 Notices.

     (a) Method of Communication. Except as otherwise provided in this
Agreement, all notices and communications hereunder shall be in writing, or by telephone subsequently confirmed in writing. Any notice shall be effective if delivered by hand delivery or sent via telecopy, recognized overnight courier service or certified mail, return receipt requested, and shall be presumed to be received by a party hereto (i) on the date of delivery if delivered by hand or sent by telecopy, (ii) on the next Business Day if sent by recognized overnight courier service and (iii) on the third Business Day following the date sent by certified mail, return receipt requested. A telephonic notice to the
Administrative Agent as understood by the Administrative

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Agent will be deemed to be the controlling and proper notice in the event of a discrepancy with or failure to receive a confirming written notice.

     (b) Addresses for Notices. Notices to any party shall be sent to it at the following addresses, or any other address as to which all the other parties are notified in writing.

     If to the Borrower:        Suburban Propane, L.P.
                                One Suburban Plaza
                                240 Route 10 West
                                P.O. Box 206
                                Whippany, New Jersey 07981-0206
                                Attention: A. Davin D'Ambrosio
                                Telephone No.: 973-503-9396
                                Telecopy No.: 973-503-9395

     With copies to:            Weil, Gotshal & Manges LLP
                                767 Fifth Avenue
                                New York, New York 10153
                                Attention: Marsha E. Simms, Esq.
                                Telephone No.: 212-310-8116
                                Telecopy No.: 212-310-8007

     If to Wachovia as          Wachovia Bank, National Association
      Administrative Agent:     Charlotte Plaza, CP-8
                                201 South College Street
                                Charlotte, North Carolina 28288-0608
                                Attention:  Syndication Agency Services
                                Telephone No.: 704-374-2698
                                Telecopy No.: 704-383-0288

     With copies to:            Kennedy Covington Lobdell & Hickman, L.L.P.
                                Hearst Tower, 47th Floor
                                214 North Tryon Street
                                Charlotte, North Carolina 28202
                                Attention: Eric L. Burk
                                Telephone No.: 704-331-7585
                                Telecopy No.: 704-331-7598

     If to any Lender:          To the Address set forth on the Register.

     (c) Administrative Agent's Office. The Administrative Agent hereby designates its office located at the address set forth above, or any subsequent office which shall have been specified for such purpose by written notice to the
Borrower and Lenders, as the Administrative Agent's Office referred to herein, to which payments due are to be made and at which Loans will be disbursed and
Letters of Credit issued.

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     SECTION 13.2 Expenses; Indemnity.

     (a) Costs and Expenses. The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates
(including the reasonable fees, charges and disbursements of counsel for the
Administrative Agent), in connection with the syndication of the Credit
Facilities, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by each Issuing Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the
Administrative Agent, any Lender or any Issuing Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent, any
Lender or any Issuing Lender), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan
Documents, including its rights under this Section 13.2, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

     (b) Indemnification by the Borrower. The Borrower shall indemnify the
Administrative Agent (and any sub-agent thereof), each Lender and each Issuing
Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims (including, without limitation, environmental claims or civil penalties or fines assessed by OFAC), damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any
Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any Guarantor arising out of, in connection with, or as a result of (i) the execution or delivery of this
Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by any Issuing
Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of
Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any liability under Environmental and Safety Laws related in any way to the Borrower or any of its Subsidiaries, or (iv) any
actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any Guarantor, and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or
(y) result from a claim brought by the Borrower or any Guarantor against an
Indemnitee for breach in bad faith of such Indemnitee's obligations hereunder or under any other Loan Document, if the Borrower or such Guarantor has obtained a

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final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

     (c) Reimbursement by Lenders. To the extent that the Borrower for any reason fails to pay any amount required under paragraph (a) or (b) of this
Section 13.2 to be paid by it to the Administrative Agent (or any sub-agent thereof), any Issuing Lender or any Related Party of any of the foregoing, each
Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), any Issuing Lender or such Related Party, as the case may be, such
Lender's pro rata amount (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or any Issuing Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or Issuing Bank in connection with such capacity. The obligations of the Lenders under this paragraph (c) are subject to the provisions of Section 4.13.

     (d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages)
arising out of, in connection with, or as a result of, this Agreement, any other
Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in paragraph (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this
Agreement or the other Loan Documents or the transactions contemplated hereby or thereby, except for damages which are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

     (e) Payments. All amounts due under this Section 13.2 shall be payable promptly after demand therefor.

     SECTION 13.3 Right of Set-off. If an Event of Default shall have occurred and be continuing, each Lender, each Issuing Lender, the Swingline Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such Issuing Lender, the Swingline
Lender or any such Affiliate to or for the credit or the account of the Borrower or any Guarantor against any and all of the obligations of the Borrower or such
Guarantor now or hereafter existing under this Agreement or any other Loan
Document to such Lender, such Issuing Lender or the Swingline Lender, irrespective of whether or not such Lender, such Issuing Lender or the Swingline
Lender shall have made any demand under this Agreement or any other Loan
Document and although such obligations of the Borrower or such Guarantor may be contingent or unmatured or are owed

                                       84

to a branch or office of such Lender, such Issuing Lender or the Swingline
Lender different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender, each Issuing Lender, the Swingline
Lender and their respective Affiliates under this Section 13.3 are in addition to other rights and remedies (including other rights of setoff) that such
Lender, such Issuing Lender, the Swingline Lender or their respective Affiliates may have. Each Lender, each Issuing Lender and the Swingline Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

     SECTION 13.4 Governing Law. This Agreement and the other Loan Documents, unless otherwise expressly set forth therein, shall be governed by, construed and enforced in accordance with the laws of the State of New York.

     SECTION 13.5 Consent to Jurisdiction. The Borrower hereby irrevocably consents to the personal jurisdiction of the state and federal courts located in
New York County, New York, in any action, claim or other proceeding arising out of any dispute in connection with this Agreement and the other Loan Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations. The Borrower hereby irrevocably consents to the service of a summons and complaint and other process in any action, claim or proceeding brought by the Administrative Agent or any Lender in connection with this
Agreement or the other Loan Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations, on behalf of itself or its property, in the manner specified in Section 13.1. Nothing in this
Section 13.5 shall affect the right of the Administrative Agent or any Lender to serve legal process in any other manner permitted by Applicable Law or affect the right of the Administrative Agent or any Lender to bring any action or proceeding against the Borrower or its properties in the courts of any other jurisdictions.

     SECTION 13.6 Waiver of Jury Trial. THE ADMINISTRATIVE AGENT, EACH LENDER
AND THE BORROWER HEREBY IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY
TRIAL WITH RESPECT TO ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF ANY
JUDICIAL PROCEEDING, ANY DISPUTE, CLAIM OR CONTROVERSY ARISING OUT OF, CONNECTED
WITH OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT ("DISPUTES") IN
CONNECTION WITH THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR
OBLIGATIONS HEREUNDER OR THEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND
OBLIGATIONS.

     SECTION 13.7 Reversal of Payments. To the extent the Borrower makes a payment or payments to the Administrative Agent for the ratable benefit of the
Lenders or the Administrative Agent receives any payment or proceeds of the collateral which payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds repaid, the Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or proceeds had not been received by the Administrative
Agent.

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     SECTION 13.8 Injunctive Relief; Punitive Damages.

     (a) The Borrower recognizes that, in the event the Borrower fails to perform, observe or discharge any of its obligations or liabilities under this
Agreement, any remedy of law may prove to be inadequate relief to the Lenders.
Therefore, the Borrower agrees that the Lenders, at the Lenders' option, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

     (b) The Administrative Agent, the Lenders and the Borrower (on behalf of itself and its Subsidiaries) hereby agree that no such Person shall have a remedy of punitive or exemplary damages against any other party to a Loan
Document and each such Person hereby waives any right or claim to punitive or exemplary damages that they may now have or may arise in the future in connection with any Dispute.

     (c) The parties agree that they shall not have a remedy of punitive or exemplary damages against any other party in any Dispute and hereby waive any right or claim to punitive or exemplary damages they have now or which may arise in the future in connection with any Dispute.

     SECTION 13.9 Accounting Matters. All financial and accounting calculations, measurements and computations made for any purpose relating to this Agreement, including, without limitation, all computations utilized by the Borrower or any
Subsidiary thereof to determine compliance with any covenant contained herein, shall, except as otherwise expressly contemplated hereby or unless there is an express written direction by the Administrative Agent to the contrary agreed to by the Borrower, be performed in accordance with GAAP as in effect on the
Closing Date. In the event that changes in GAAP shall be mandated by the
Financial Accounting Standards Board, or any similar accounting body of comparable standing, or shall be recommended by the Borrower's certified public accountants, to the extent that such changes would modify such accounting terms or the interpretation or computation thereof, such changes shall be followed in defining such accounting terms only from and after the date the Borrower and the
Required Lenders shall have amended this Agreement to the extent necessary to reflect any such changes in the financial covenants and other terms and conditions of this Agreement.

     SECTION 13.10 Successors and Assigns; Participations.

     (a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the
Borrower nor any Guarantor may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative
Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of paragraph (b) of this Section 13.10, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section
13.10 or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (f) of this Section 13.10 (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this

                                       86

Agreement, expressed or implied, shall be construed to confer upon any Person
(other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this
Section 13.10 and, to the extent expressly contemplated hereby, the Related
Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

     (b) Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that

          (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable
     Commitment is not then in effect, the principal outstanding balance of the
     Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $1,000,000, unless each of the Administrative Agent and, so long as no Default or Event of Default has occurred and is continuing, the
     Borrower otherwise consent (each such consent not to be unreasonably withheld or delayed);

          (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans or the Commitment assigned;

          (iii) any assignment of a Revolving Credit Commitment must be approved by the Administrative Agent, the Swingline Lender and the Issuing Lender
     unless the Person that is the proposed assignee is itself a Lender with a
     Revolving Credit Commitment (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and

          (iv) the parties to each assignment shall execute and deliver to the
     Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an
     Administrative Questionnaire.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section 13.10, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and
Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 4.14, 4.15, 4.16, 4.17 and 13.2 with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this

                                       87

Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section 13.10.

     (c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in Charlotte,
North Carolina, a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the
Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this
Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

     (d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any
Person (other than a natural person or the Borrower or any of the Borrower's
Affiliates or Subsidiaries) (each, a "Participant") in all or a portion of such
Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such
Lender's obligations under this Agreement shall remain unchanged, (ii) such
Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such
Lender in connection with such Lender's rights and obligations under this
Agreement.

     Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver or modification described in the
Section 13.12 that directly affects such Participant. Subject to paragraph (e)
of this Section 13.10, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 4.14, 4.15, 4.16 and 4.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 13.10. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 13.4 as though it were a Lender, provided such Participant agrees to be subject to
Section 4.12 as though it were a Lender.

     (e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Sections 4.15 and 4.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A
Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 4.17 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 4.17(e) as though it were a
Lender.

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     (f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

     SECTION 13.11 Confidentiality. Each of the Administrative Agent and the
Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates'
directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by, or required to be disclosed to, any rating agency, or regulatory or similar authority (including any self-regulatory authority, such as the National
Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d)
to any other party hereto, (e) in connection with the exercise of any remedies under this Agreement or under any other Loan Document (or any Hedging Agreement with a Lender or the Administrative Agent) or any action or proceeding relating to this Agreement or any other Loan Document (or any Hedging Agreement with a
Lender or the Administrative Agent) or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 13.11, to (i) any Purchasing Lender, proposed
Purchasing Lender, Participant or proposed Participant or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the
Borrower, (h) to Gold Sheets and other similar bank trade publications, such information to consist of deal terms and other information customarily found in such publications, or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 13.11 or (y)
becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower. For purposes of this Section 13.11,
"Information" means all information received from the Borrower or any Subsidiary relating to the Borrower, any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower or any
Subsidiary; provided that, in the case of information received from the Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 13.11 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such
Information as such Person would accord to its own confidential information.

     SECTION 13.12 Amendments, Waivers and Consents. Except as set forth below or as specifically provided in any Loan Document, any term, covenant, agreement or condition of this Agreement or any of the other Loan Documents may be amended or waived by the Lenders, and any consent given by the Lenders, if, but only if, such amendment, waiver or consent is in writing signed by the Required Lenders
(or by the Administrative Agent with the consent of the

                                       89

Required Lenders) and delivered to the Administrative Agent and, in the case of an amendment, signed by the Borrower; provided, that no amendment, waiver or consent shall:

     (a) extend or increase the Commitment of any Lender (or reinstate any
Commitment terminated pursuant to Section 13.2) or the amount of Loans of any
Lender without the written consent of such Lender;

     (b) postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders
(or any of them) hereunder or under any other Loan Document or extend the
Termination Date without the written consent of each Lender directly affected thereby;

     (c) reduce the principal of, or the rate of interest specified herein on, any Loan or Reimbursement Obligation, or (subject to clause (iv) of the second proviso to this Section 13.12) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided that only the consent of the Required
Lenders shall be necessary (i) to waive any obligation of the Borrower to pay interest at the rate set forth in Section 4.7(c) during the continuance of an
Event of Default, or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder;

     (d) change Section 4.10 or Section 4.11 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

     (e) change any provision of this Section 13.12 or the definition of
"Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; or

     (f) release any Guarantor from its obligations under a Guaranty Agreement without the written consent of each Lender unless the Capital Stock, or all or substantially all the assets, of such Guarantor are sold in a transaction permitted by this Agreement;

provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Issuing Lender in addition to the Lenders required above, affect the rights or duties of the Issuing Lender under this Agreement or any Application relating to any Letter of Credit issued or to be issued by it;
(ii) no amendment, waiver or consent shall, unless in writing and signed by the
Swingline Lender in addition to the Lenders required above, affect the rights or duties of the Swingline Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the
Administrative Agent under this Agreement or any other Loan Document; and (iv)
the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or

                                       90

consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

     SECTION 13.13 Performance of Duties. The Borrower's obligations under this
Agreement and each of the Loan Documents shall be performed by the Borrower at its sole cost and expense.

     SECTION 13.14 All Powers Coupled with Interest. All powers of attorney and other authorizations granted to the Lenders, the Administrative Agent and any
Persons designated by the Administrative Agent or any Lender pursuant to any provisions of this Agreement or any of the other Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the
Obligations remain unpaid or unsatisfied or the Credit Facilities have not been terminated.

     SECTION 13.15 Survival of Indemnities. Notwithstanding any termination of this Agreement, the indemnities to which the Administrative Agent and the
Lenders are entitled under the provisions of this Article XIII and any other provision of this Agreement and the Loan Documents shall continue in full force and effect and shall protect the Administrative Agent and the Lenders against events arising after such termination as well as before.

     SECTION 13.16 Titles and Captions. Titles and captions of Articles,
Sections and subsections in, and the table of contents of, this Agreement are for convenience only, and neither limit nor amplify the provisions of this
Agreement.

     SECTION 13.17 Severability of Provisions. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     SECTION 13.18 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement.

     SECTION 13.19 Term of Agreement. This Agreement shall remain in effect from the Closing Date through and including the date upon which all Obligations shall have been indefeasibly and irrevocably paid and satisfied in full. No termination of this Agreement shall affect the rights and obligations of the parties hereto arising prior to such termination or in respect of any provision of this Agreement which survives such termination.

     SECTION 13.20 USA Patriot Act. The Administrative Agent and each Lender hereby notifies the Borrower that pursuant to the requirements of the USA
Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001))
(the "Act"), it is required to obtain, verify and record information that identifies the Borrower and Guarantors, which information includes

                                       91

the name and address of the Borrower and each Guarantor and other information that will allow such Lender to identify the Borrower or such Guarantor in accordance with the Act.

     SECTION 13.21 Inconsistencies with Other Documents; Independent Effect of
Covenants.

     (a) In the event there is a conflict or inconsistency between this
Agreement and any other Loan Document, the terms of this Agreement shall control.

     (b) The Borrower expressly acknowledges and agrees that each covenant contained in Articles VIII, IX or X shall be given independent effect.
Accordingly, the Borrower shall not engage in any transaction or other act otherwise permitted under any covenant contained in Articles VIII, IX or X if, before or after giving effect to such transaction or act, the Borrower shall or would be in breach of any other covenant contained in Articles VIII, IX or X.

     SECTION 13.22 Entire Agreement. This Agreement and the other Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

                           [Signature pages to follow]

                                       92

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers, all as of the day and year first written above.

                             SUBURBAN PROPANE, L.P., as Borrower

                             By:
                                ------------------------------------------------
                                Name: Robert M. Plante
                                Title: Vice President, Chief Financial Officer

                             WACHOVIA BANK, NATIONAL ASSOCIATION,
                             as Administrative Agent, as Lender, as Swingline
                             Lender and as an Issuing Lender

                             By:
                                ------------------------------------------------
                                Name:
                                     -------------------------------------------
                                Title:
                                      ------------------------------------------

                             FLEET NATIONAL BANK, as Syndication
                             Agent and Lender

                             By:
                                ------------------------------------------------
                                Name:
                                     -------------------------------------------
                                Title:
                                      ------------------------------------------

                             CAYLON NEW YORK BRANCH,
                             as Syndication Agent and Lender

                             By:
                                ------------------------------------------------
                                Name:
                                     -------------------------------------------
                                Title:
                                      ------------------------------------------

                             By:
                                ------------------------------------------------
                                Name:
                                     -------------------------------------------
                                Title:
                                      ------------------------------------------

                             CITICORP USA, INC., as Documentation
                             Agent and Lender

                             By:
                                ------------------------------------------------
                                Name:
                                     -------------------------------------------
                                Title:
                                      ------------------------------------------

                             NATIONAL CITY BANK, as Documentation
                             Agent and Lender

                             By:
                                ------------------------------------------------
                                Name:
                                     -------------------------------------------
                                Title:
                                      ------------------------------------------

                             THE BANK OF NEW YORK, as Lender

                             By:
                                ------------------------------------------------
                                Name:
                                     -------------------------------------------
                                Title:
                                      ------------------------------------------

                             LASALLE BANK NATIONAL ASSOCIATION, as Lender

                             By:
                                ------------------------------------------------
                                Name:
                                     -------------------------------------------
                                Title:
                                      ------------------------------------------

                             GOLDMAN SACHS CREDIT PARTNERS L.P., as Lender

                             By:
                                ------------------------------------------------
                                Name:
                                     -------------------------------------------
                                Title:
                                      ------------------------------------------

                             ISRAEL DISCOUNT BANK OF NEW YORK, as Lender

                             By:
                                ------------------------------------------------
                                Name:
                                     -------------------------------------------
                                Title:
                                      ------------------------------------------

                             By:
                                ------------------------------------------------
                                Name:
                                     -------------------------------------------
                                Title:
                                      ------------------------------------------

                             BANK LEUMI USA, as Lender

                             By:
                                ------------------------------------------------
                                Name:
                                     -------------------------------------------
                                Title:
                                      ------------------------------------------

                             By:
                                ------------------------------------------------
                                Name:
                                     -------------------------------------------
                                Title:
                                      ------------------------------------------

                             FIRSTRUST BANK, as Lender

                             By:
                                ------------------------------------------------
                                Name:
                                     -------------------------------------------
                                Title:
                                      ------------------------------------------